Exhibit 4.1

AMENDED AND RESTATED
DECLARATION OF TRUST
AND
TRUST AGREEMENT
OF
FACTORSHARES 2X: OIL BULL/S&P500 BEAR

Dated as of January 18, 2011

By and Between

FACTOR CAPITAL MANAGEMENT, LLC

and

WILMINGTON TRUST COMPANY

i

ARTICLE VIII

THE LIMITED OWNERS
SECTION 8.1	No Management or Control; Limited Liability; Exercise of
	Rights through DTC	39
SECTION 8.2	Rights and Duties	39
SECTION 8.3	Limitation of Liability	40
ARTICLE IX

BOOKS OF ACCOUNT AND REPORTS
SECTION 9.1	Books of Account	41
SECTION 9.2	Annual Reports, Monthly Statements and Periodic Reports	41
SECTION 9.3	Tax Information	41
SECTION 9.4	Calculation of Net Asset Value	41
SECTION 9.5	Maintenance of Records	41
ARTICLE X

FISCAL YEAR; TAX YEAR
SECTION 10.1	Fiscal Year	42
SECTION 10.2	Tax Year	42
ARTICLE XI

AMENDMENT OF TRUST AGREEMENT; MEETINGS
SECTION 11.1	Amendments to the Trust Agreement	42
SECTION 11.2	Meetings of the Trust	43
SECTION 11.3	Action Without a Meeting	44
SECTION 11.4	Record Dates	44
SECTION 11.5	Voting Powers	44
SECTION 11.6	Adjourned Meeting; Notice	45
SECTION 11.7	Voting Procedure	46
SECTION 11.8	Quorum And Required Vote	46
ARTICLE XII

TERM
SECTION 12.1	Term	46
ARTICLE XIII

TERMINATION
SECTION 13.1	Events Requiring Dissolution of the Trust	46
SECTION 13.2	Distributions on Dissolution	48
SECTION 13.3	Termination; Certificate of Cancellation	48

ARTICLE XIV

MISCELLANEOUS
SECTION 14.1	Governing Law	48
SECTION 14.2	Provisions In Conflict With Law or Regulations	49
SECTION 14.3	Merger and Consolidation	49
SECTION 14.4	Construction	50
SECTION 14.5	Notices	50
SECTION 14.6	Counterparts	50
SECTION 14.7	Binding Nature of Trust Agreement	50
SECTION 14.8	No Legal Title to Trust Estate	50
SECTION 14.9	Creditors	50
SECTION 14.10	Integration	51
SECTION 14.11	Goodwill; Use of Name	51

EXHIBIT A
Description of the Index		A-1
EXHIBIT B
Form of Global Certificate		B-1
EXHIBIT C
Form of Participant Agreement		C-1
EXHIBIT D
Form of Initial Purchaser Agreement		D-1
SCHEDULE A
Certificate of Trust and Certificates of Amendment to Certificate of Trust		SCH-A-1

FACTORSHARES 2X: OIL BULL/S&P500 BEAR

AMENDED AND RESTATED
DECLARATION OF TRUST
AND TRUST AGREEMENT

This AMENDED AND RESTATED DECLARATION OF TRUST AND TRUST AGREEMENT of FactorShares 2X: Oil Bull/S&P500 Bear is made and entered into as of the 18th day of January, 2011, by and between Factor Capital Management, LLC, a Delaware limited liability company, and Wilmington Trust Company, a Delaware banking corporation, as trustee.

* * *

RECITALS

     WHEREAS, the Trust was formed on January 26, 2010 pursuant to the execution and filing with the Secretary of State of the State of Delaware by the Trustee of the Certificate of Trust on January 26, 2010 and the execution and delivery by each of the Trustee and the Managing Owner of a Declaration of Trust and Trust Agreement dated as of January 26, 2010 (as amended on February 26, 2010 and September 27, 2010, the “Original Agreement”);

     WHEREAS, currently, there are and have not been any Limited Owners;

     WHEREAS, the Trustee and the Managing Owner desire to amend the Original Agreement to make the amendments effectuated hereby.

     NOW, THEREFORE, pursuant to Section 8 of the Original Agreement, the Trustee and the Managing Owner hereby amend and restate the Original Agreement in its entirety as set forth below.

ARTICLE I

DEFINITIONS; THE TRUST

     SECTION 1.1 Definitions. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

     “Adjusted Capital Account” means, as of the last day of a taxable period, a Unitholder’s Capital Account as maintained pursuant to Section 6.1, increased by any amounts which such Unitholder is obligated to restore pursuant to any provision of this Trust Agreement or is deemed to be obligated to restore pursuant to Treasury Regulation Section 1.704-2 and decreased by the amount of all losses and deductions that, as of the end of the taxable period, are reasonably expected to be allocated to such Unitholder in subsequent years under Sections 704(e)(2) and 706(d) of the Code and the amount of all distributions that, as of the end of such taxable period, are reasonably expected to be made to such Unitholder in subsequent years in accordance with the terms of this Trust Agreement or otherwise to the extent they exceed offsetting increases to such Capital Account that are reasonably expected to occur during or prior to the year in which such distributions are reasonably expected to be made. The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Treasury Regulation Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

     “Adjusted Property” means any property the adjusted basis of which has been adjusted pursuant to Sections 6.1(a) and (b).

     “Administrator” means any Person from time-to-time engaged to perform administrative services for the Trust pursuant to authority delegated by the Managing Owner.

     “Affiliate” – An “Affiliate” of a Person means (i) any Person directly or indirectly owning, controlling or holding with power to vote 10% or more of the outstanding voting securities of such Person, (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held with power to vote by such Person, (iii) any Person, directly or indirectly, controlling, controlled by or under common control of such Person, (iv) any employee, officer, director, member, manager or partner of such Person, or (v) if such Person is an employee, officer, director, member, manager or partner, any Person for which such Person acts in any such capacity.

     “AP Transaction Fee” shall have the meaning assigned thereto in Section 4.9.

     “Basket” means a Creation Basket or a Redemption Basket, as the context may require.

     “Beneficial Owners” shall have the meaning assigned to such term in Section 3.5(d).

     “Book-Tax Disparity” means with respect to any item of Adjusted Property, as of the date of any determination, the difference between the adjusted value of such property and the adjusted basis thereof for U.S. federal income tax purposes as of such date. A Unitholder’s portion of the Trust’s Book-Tax Disparities in all of its Adjusted Property will be reflected by the difference between such Unitholder’s Capital Account balance as maintained pursuant to Section 6.1 and the hypothetical balance of such Unitholder’s Capital Account computed as if it had been maintained strictly in accordance with U.S. federal income tax accounting principles.

     “Business Day” means any day other than a day when banks in New York City are required or permitted to be closed.

     “Capital Account” means the capital account maintained for a Unitholder pursuant to Section 6.1.

     “Capital Contributions” means the amounts of cash contributed and agreed to be contributed to the Trust by any Participant or by the Managing Owner, as applicable, in accordance with Article III hereof.

     “CE Act” means the Commodity Exchange Act, as amended.

     “Certificate of Trust” means the Certificate of Trust of the Trust, including all amendments thereto, in the form attached to Schedule A hereto, filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Delaware Trust Statute.

     “CFTC” means the Commodity Futures Trading Commission.

     “Code” means the Internal Revenue Code of 1986, as amended.

     “Commodity Broker” means any person who engages in the business of effecting transactions in Futures Contracts or Instruments, as applicable, for the account of others or for his or her own account.

     “Conflicting Provisions” shall have the meaning assigned thereto in Section 14.2(a).

     “Corporate Trust Office” means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001.

     “Covered Person” means the Managing Owner and its respective Affiliates.

     “Creation Basket” means the minimum number of Units that may be created at any one time, which shall be 100,000 or such greater or lesser number as the Managing Owner may determine from time-to-time for the Trust.

     “Creation Basket Capital Contribution” of the Trust means a Capital Contribution made by a Participant in connection with a Creation/Redemption Order Form and the creation of a Creation Basket in an amount equal to the product obtained by multiplying (i) the number of Creation Baskets set forth in the relevant Creation/Redemption Order Form by (ii) the Net Asset Value per Basket of the Trust as of the NAV Calculation Time on the Purchase Order Subscription Date.

     “Creation/Redemption Order Form” shall have the meaning assigned thereto in the Participant Agreement.

     “Custodian” means any Person from time-to-time engaged to perform custodial services for the Trust pursuant to authority delegated by the Managing Owner.

     “Delaware Trust Statute” means the Delaware Statutory Trust Act, Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. § 3801 et seq., as the same may be amended from time-to-time.

     “Depository” means The Depository Trust Company, New York, New York, or such other depository of Units as may be selected by the Managing Owner as specified herein.

     “Depository Agreement” means the Blanket Issuer Letter of Representations relating to the Trust from the Managing Owner to the Depository, as the same may be amended or supplemented from time to time.

     “Direct Participants” shall have the meaning assigned to such term in Section 3.5(c).

     “Distributor” means any Person from time to time engaged to provide distribution services or related services to the Trust pursuant to authority delegated by the Managing Owner.

     “DTC” shall have the meaning assigned thereto in the legend contained in Section 3.5(b).

     “DTCC” shall have the meaning assigned to such term in Section 3.5(c).

     “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

     “Event of Withdrawal” shall have the meaning set forth in Section 13.1(a) hereof.

     “Exchange” means NYSE Arca, or, if the Units shall cease to be listed on NYSE Arca and are listed on one or more other exchanges, the exchange on which the Units are principally traded, as determined by the Managing Owner.

     “Expenses” shall have the meaning assigned to such term in Section 2.4.

     “Financial Instruments” means forward agreements or swaps.

     “Fiscal Year” shall have the meaning set forth in Article X hereof.

     “Futures Contract” means any futures contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded commodity or financial instrument, as applicable, at a specified price and delivery point, or any other futures contract or option thereon approved for trading for U.S. persons.

     “Global Security” means the global certificate for the Trust issued to the Depository as provided in the Depository Agreement, which shall be in substantially the form attached hereto as Exhibit B.

     “Indemnified Parties” shall have the meaning assigned thereto in Section 2.4.

     “Index” means the Index that the Trust is designed to track as more fully described in Exhibit A hereto, as it may be amended from time to time.

     “Index Futures Contract” shall have the meaning set forth in the Prospectus.

     “Index Instruments” means the underlying Instruments that comprise the Index from time to time, as described in the Prospectus.

     “Indirect Participants” shall have the meaning assigned thereto in Section 3.5(c).

     “Initial Purchaser” means Timber Hill LLC.

     “Initial Purchaser Agreement” means an agreement among the Trust, the Managing Owner and the Initial Purchaser, substantially in the form of Exhibit D hereto, as it may be amended from time to time in accordance with its terms.

     “Instruments” means, as applicable, positions in Futures Contracts, Financial Instruments, foreign exchange positions and traded physical commodities, as well as cash commodities resulting from any of the foregoing positions.

     “Internal Revenue Service” or “IRS” means the U.S. Internal Revenue Service or any successor thereto.

     “Limited Owner” means any person or entity who is or becomes a Beneficial Owner of Units other than the Managing Owner.

     “Liquidating Trustee” shall have the meaning assigned thereto in Section 13.2.

     “Losses” means, in respect of each Tax Year of the Trust, losses of the Trust as determined for U.S. federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof.

     “Management Fee” shall have the meaning assigned thereto in Section 4.10.

     “Managing Owner” means Factor Capital Management, LLC, or any substitute therefor as provided herein, or any successor thereto by merger or operation of law.

     “Margin Call” means a demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

     “NAV Calculation Time” shall be 2:30 p.m. (Eastern Time) or such other time as disclosed in the Prospectus.

     “Net Asset Value” means the total assets of the Trust including, but not limited to, all cash and cash equivalents or other debt securities less total liabilities of the Trust, each determined on the basis of generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting. In particular, Net Asset Value includes any unrealized profit or loss on open futures contracts, Financial Instruments (if any), and any other credit or debit accruing to the Trust but unpaid or not received by the Trust. Subject to the next paragraph, all open futures contracts traded on a United States exchange are calculated at their then current market value, which are based upon the settlement price for that particular futures contract traded on the applicable United States exchange on the date with respect to which Net Asset Value is being determined; provided, that if a futures contract traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. Subject to the next paragraph, the current market value of all open futures contracts traded on a non-United States exchange, to the extent applicable, are based upon the settlement price for that particular futures contract traded on the applicable non-United States exchange on the date with respect to which Net Asset Value is being determined; provided further, that if a futures contract traded on a non-United States exchange, to the extent applicable, could not be liquidated on such day, due to the operation of daily limits (if applicable) or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the most recent day on which the position could have been liquidated will be the basis for determining the market value of such position for such day. The Managing Owner may in its discretion (and under extraordinary circumstances, including, but not limited to, periods during which a settlement price of a futures contract is not available due to exchange limit orders or force majeure type events such as systems failure, natural or man made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance) value any asset of the Trust pursuant to such other principles as the Managing Owner deems fair and equitable so long as such principles are consistent with normal industry standards. Interest earned on the Trust’s futures brokerage account, if applicable, will be accrued at least monthly. The amount of any distribution will be a liability of the Trust from the day when the distribution is declared until it is paid.

     The Net Asset Value of the Trust is calculated as of 2:30 p.m. (Eastern Time), which is the NAV Calculation Time, or such other NAV Calculation Time as provided in the Prospectus.

     The Trust’s daily Net Asset Value is expected to reflect the closing settlement price and/or the last traded value just before the NAV Calculation Time, as applicable, for each of its Index Futures Contracts. The Trust’s daily Net Asset Value shall reflect the closing settlement price for each of its Index Futures Contracts if an Index Futures Contract’s closing settlement price is determined at or just before the NAV Calculation Time. If the exchange on which the Trust’s Index Futures Contract does not determine the closing settlement price at or just before the NAV Calculation Time, then the last traded value for that Index Futures Contract up until (but excluding) the NAV Calculation Time shall be reflected in the Net Asset Value.

     In calculating the Net Asset Value of the Trust, the settlement value of a Financial Instrument is determined by applying the terms as provided under the applicable Financial Instrument. However, in the event that an underlying Index Futures Contract is not trading due to the operation of daily limits or otherwise, the Managing Owner may in its sole discretion choose to value the Trust’s Financial Instruments referencing such Index Futures Contract on a fair value basis in order to calculate the Trust’s Net Asset Value.

     “Net Asset Value Per Unit” means the Net Asset Value of the Trust divided by the number of Units outstanding on the date of calculation.

     “NFA” means the National Futures Association.

     “NYSE Arca” means NYSE Arca, Inc.

     “Organization and Offering Expenses” shall have the meaning assigned thereto in Section 4.8(a)(iii).

     “Participant” means a Person that is (1) a registered broker dealer or other securities market participant such as a bank or other financial institution which is not required to register as a broker dealer to engage in securities transactions, (2) a Direct Participant, and (3) has entered into a Participant Agreement which, at the relevant time, is in full force and effect.

     “Participant Agreement” means an agreement among the Trust, the Managing Owner and a Participant, substantially in the form of Exhibit C hereto, as it may be amended or supplemented from time to time in accordance with its terms.

     “Percentage Interest” shall be a fraction, the numerator of which is the number of the Unitholder’s Units and the denominator of which is the total number of Units outstanding as of the date of determination.

     “Person” means any natural person, partnership, limited liability company, statutory trust, corporation, association, or other legal entity.

     “Pit Brokerage Fee” shall include floor brokerage, clearing fees, NFA fees and exchange fees.

     “Profits” means, for each Tax Year of the Trust, profits of the Trust as determined for U.S. federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof.

     “Prospectus” means the final prospectus and disclosure document of the Trust, constituting a part of a Registration Statement, as filed with the SEC and declared effective thereby, or becoming automatically effective, as the same may at any time and from time to time be amended or supplemented.

     “Purchase Order Subscription Date” shall have the meaning assigned thereto in the Participant Agreement.

     “Pyramiding” means the use of unrealized profits on existing Instruments to provide margin for additional Instruments positions of the same or related Instrument.

     “Reconstituted Trust” shall have the meaning assigned thereto in Section 13.1(a).

     “Redemption Basket” means the minimum number of Units that may be redeemed pursuant to the Participant Agreement, which shall be the number of Units constituting a Creation Basket on the relevant Redemption Order Date, as defined in the Participant Agreement.

     “Redemption Distribution” shall have the meaning assigned thereto in the Participant Agreement.

     “Redemption Order Date” shall have the meaning assigned thereto in the Participant Agreement.

     “Registration Statement” means a registration statement on Form S-1, or any other form, as applicable, as it may be amended from time to time, filed with the SEC pursuant to which the Trust registered the Units, as the same may at any time and from time to time be further amended or supplemented.

     “SEC” means the U.S. Securities and Exchange Commission.

     “Tax Matters Partner” shall have the meaning assigned thereto in Section 1.6(b).

     “Tax Year” shall have the meaning assigned thereto in Article X hereof.

     “Transfer Agent” means any Person from time-to-time engaged to perform services as a transfer agent for the Trust pursuant to authority delegated by the Managing Owner.

     “Treasury Regulations” means regulations, including proposed or temporary regulations, promulgated under the Code. References herein to specific provisions of proposed or temporary regulations shall include analogous provisions of final Treasury Regulations or other successor Treasury Regulations.

     “Trust” means FactorShares 2X: Oil Bull/S&P500 Bear, which is designated as a series of a Delaware statutory trust formed pursuant to the Certificate of Trust, the business and affairs of which are governed by this Trust Agreement.

     “Trust Agreement” means this Amended and Restated Declaration of Trust and Trust Agreement, as it may at any time or from time-to-time be amended.

     “Trust Estate” means any cash, futures, forward and option contracts and Financial Instruments, all funds on deposit in the Trust’s accounts, and any other property held by the Trust, and all proceeds therefrom, including any rights of the Trust pursuant to any other agreements to which the Trust is a party.

     “Trustee” means Wilmington Trust Company or any substitute therefor as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

     “Unitholders” means the Managing Owner and all Limited Owners, as holders of Units of the Trust where no distinction is required by the context in which the term is used.

     “Units” means the common units of fractional undivided beneficial interest with limited liability in the profits, losses, distributions, capital and assets of, and ownership of, the Trust. Units need not be represented by certificates.

     “Unrealized Gain” attributable to the Trust property means, as of any date of determination, the excess, if any, of the fair market value of such property as of such date over the property’s adjusted basis for U.S. federal income tax purposes as of the date of determination.

     “Unrealized Loss” attributable to the Trust property means, as of any date of determination, the excess, if any, of the property’s adjusted basis for U.S. federal income tax purposes as of the date of determination over the fair market value of such property as of such date of determination.

     SECTION 1.2 Name. The name of the Trust is “FactorShares 2X: Oil Bull/S&P500 Bear” in which name the Managing Owner may engage in the business of the Trust, make and execute contracts and other instruments in the name and on behalf of the Trust and sue and be sued in the name and on behalf of the Trust.

     SECTION 1.3 Delaware Trustee; Business Offices.

          (a) The sole Trustee of the Trust is Wilmington Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Unitholders. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event Wilmington Trust Company resigns or is removed as the Trustee, the Trustee of the Trust in the State of Delaware shall be the successor Trustee, subject to Section 2.5.

          (b) The principal office of the Trust, and such additional offices as the Managing Owner may establish, shall be located at such place or places inside or outside the State of Delaware as the Managing Owner may designate from time to time in writing to the Trustee and the Unitholders. Initially, the principal office of the Trust shall be at c/o Factor Capital Management, LLC, 1 Penn Plaza, 36th Floor, New York, New York, 10119.

     SECTION 1.4 Declaration of Trust. The Managing Owner hereby acknowledges that the Trust has received the sum of $1,000 for the Trust in a bank account in the name of the Trust controlled by the Managing Owner, and hereby declares that it shall hold such sum in trust, upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a statutory trust organized in series, under the Delaware Trust Statute and that this Trust Agreement shall constitute the governing instrument of the Trust. Because the Trust will be operated initially as a single series trust, the Managing Owner has determined that the term “Trust” reflects either the Trust or the single series (or both the Trust and the single series), as provided in the context of its use. For the avoidance of doubt, the Managing Owner may, in its sole discretion, without the consent of the Unitholders, amend this Trust Agreement, as applicable, to reflect the creation of one or more additional series. It is not the intention of the parties hereto to create a general partnership, limited partnership, limited liability company, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust except to the extent that the Trust is deemed to constitute a partnership under the Code and applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Unitholders partners or members of a joint stock association except to the extent such Unitholders are deemed to be partners under the Code and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the Managing Owner to create a partnership among the Unitholders for purposes of taxation under the Code and applicable state and local tax laws. Effective as of the date hereof, the Trustee and the Managing Owner shall have all of the rights, powers and duties set forth herein and in the Delaware Trust Statute with respect to accomplishing the purposes of the Trust. The Trustee has filed the certificate of trust required by Section 3810 of the Delaware Trust Statute in connection with the formation of the Trust under the Delaware Trust Statute.

     SECTION 1.5 Purposes and Powers. The purpose of the Trust shall be: (a) directly or indirectly to trade, buy, sell, spread or otherwise acquire, hold or dispose of Instruments or Index Instruments with a view to tracking the changes in the level of the Index over time; (b) to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes; and (c) as determined from time to time by the Managing Owner, to engage in any other lawful business or activity for which a statutory trust may be organized under the Delaware Trust Statute. The Trust shall have all of the powers specified in Section 14.1 hereof, including, without limitation, all of the powers which may be exercised by a Managing Owner on behalf of the Trust under this Trust Agreement.

     SECTION 1.6 Tax Treatment.

          (a) Each of the Unitholders, by entering into this Trust Agreement, (i) expresses its intention that the Units will qualify under applicable tax law as interests in a partnership which holds the Trust Estate, (ii) agrees that it will file its own U.S. federal, state and local income, franchise and other tax returns in a manner that is consistent with the classification of the Trust as a partnership in which each of the Unitholders thereof is a partner, and (iii) agrees to use reasonable efforts to notify the Managing Owner promptly upon a receipt of any notice from any taxing authority having jurisdiction over such holders of Units with respect to the treatment of the Units as anything other than interests in a partnership.

          (b) The Tax Matters Partner (as defined in Section 6231 of the Code and any corresponding state and local tax law) of the Trust initially shall be the Managing Owner. The Tax Matters Partner, at the expense of the Trust, (i) shall prepare or cause to be prepared and filed the Trust’s tax returns as a partnership for U.S. federal, state and local tax purposes and (ii) shall be authorized to perform all duties imposed by Section 6221 et seq. of the Code, including, without limitation, (A) the power to conduct all audits and other administrative proceedings with respect to the Trust’s tax items; (B) the power to extend the statute of limitations for all Unitholders with respect to the Trust’s tax items; (C) the power to file a petition with an appropriate U.S. federal court for review of a final administrative adjustment of the Trust; and (D) the power to enter into a settlement with the IRS on behalf of, and binding upon, those Limited Owners having less than 1% interest in the Trust, unless a Limited Owner shall have notified the IRS and the Managing Owner that the Managing Owner shall not act on such Limited Owner’s behalf. The designation made by each Unitholder in this Section 1.6(b) is hereby approved by each Unitholder as an express condition to becoming a Unitholder. Each Unitholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. Subject to Section 4.7, the Trust hereby indemnifies, to the full extent permitted by law, the Managing Owner from and against any damages or losses (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, gross negligence, bad faith or willful misconduct.

     SECTION 1.7 Legal Title. Legal title to all of the Trust Estate shall be vested in the Trust as a separate legal entity; provided, however, that where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other Person (other than a Unitholder) as nominee.

     SECTION 1.8 Series Trust. The Units of the Trust shall be divided into series as provided in Section 3806(b)(2) of the Delaware Trust Statute. Because the Trust will be operated initially as a single series trust, the Managing Owner has determined that the term “Trust” reflects either the Trust or the single series (or both the Trust and the single series), as provided in the context of its use. For the avoidance of doubt, the Managing Owner may, in its sole discretion, without the consent of the Unitholders, amend this Trust Agreement, as applicable, to reflect the creation of one or more additional series. Accordingly, it is the intent of the parties hereto that all applicable Articles of this Trust Agreement shall apply also with respect to each such additional series, if any, as if each such additional series, if any, were a separate statutory trust under the Delaware Trust Statute, and each reference to the term “Trust” in such Articles shall be deemed to be a reference to each additional series, if any, separately to the extent necessary to give effect to the foregoing intent, as the context may require. The use of the terms “Trust” or “series” in this Trust Agreement shall in no event alter the intent of the parties hereto that the Trust receive the full benefit of the limitation on interseries liability as set forth in Section 3804 of the Delaware Trust Statute.

     SECTION 1.9 Commencement of Business. The commencement of the Trust’s business and the sale of the Units to the Initial Purchaser pursuant to the Initial Purchaser Agreement shall commence at such time as the Managing Owner shall determine.

     SECTION 1.10 Officers of the Trust.

          (a) The Managing Owner may, but is not obligated to, appoint officers of the Trust, who shall be agents of the Trust with such titles and duties as the Managing Owner shall specify. Any number of offices may be held by the same person.

          (b) The officers of the Trust shall be appointed by the Managing Owner, and each shall serve at the pleasure of the Managing Owner, subject to the rights, if any, an officer may have under any contract of employment.

          (c) Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Managing Owner. Any officer may resign at any time by giving written notice to the Managing Owner. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

          (d) Subject to the supervision and oversight of the Managing Owner, the officers of the Trust are delegated the authority to act on behalf of the Trust consistent with the parameters and powers of their position as outlined from time to time by the Managing Owner, including to prepare, negotiate, deliver and execute documents, agreements, plans, registration statements, any and all applications for exemptive orders, and any amendments or supplements thereto, that the officers or any of them believe, with advice of counsel, are necessary or desirable for the Trust.

ARTICLE II

THE TRUSTEE

     SECTION 2.1 Term; Resignation.

          (a) Wilmington Trust Company has been appointed and hereby agrees to serve as the Trustee of the Trust. The Trust shall have only one Trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor Trustee is appointed by the Managing Owner in accordance with the terms of Section 2.5 hereof. The Trustee is appointed to serve as the trustee of the Trust in the State of Delaware for the purpose of satisfying the requirement of Section 3807(a) of the Delaware Trust Statute that the Trust have at least one trustee with a principal place of business in Delaware. It is understood and agreed by the parties hereto that the Trustee shall have none of the duties or liabilities of the Managing Owner and shall have no obligation to supervise or monitor the Managing Owner or otherwise manage the Trust.

          (b) The Trustee may resign at any time upon the giving of at least sixty (60) days’ advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor Trustee shall have been appointed by the Managing Owner in accordance with Section 2.5 hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply, at the expense of the Trust, to the Court of Chancery of the State of Delaware for the appointment of a successor Trustee.

     SECTION 2.2 Powers. Except to the extent expressly set forth in Section 1.3 and this Article II, the duty and authority to manage the business and affairs of the Trust is vested in the Managing Owner, which duty and authority the Managing Owner may further delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Trust Statute. The duties of the Trustee shall be limited to (i) accepting legal process served on the Trust in the State of Delaware, (ii) the execution of any certificates required to be filed with the Secretary of State of the State of Delaware which the Trustee is required to execute under Section 3811 of the Delaware Trust Statute, and (iii) any other duties specifically allocated to the Trustee in this Trust Agreement. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall reasonably keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that would reasonably be expected to affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Trust Statute.

     SECTION 2.3 Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Trust reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Trust for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder. As a security for any amounts owing the Trustee hereunder, the Trustee shall have a lien against the Trust Estate, which lien shall be prior to the rights of the Managing Owner or any other beneficial owner of the Trust.

     SECTION 2.4 Indemnification. The Trust, whether or not any of the transactions contemplated hereby shall be consummated, shall be liable for, and does hereby indemnify, protect, save and keep harmless the Trustee (in its capacity as Trustee and individually) and its successors, assigns, legal representatives, officers, directors, employees, agents and servants (the

“Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section 2.4), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the fraud, gross negligence, bad faith or willful misconduct of the Indemnified Parties. If the Trust shall have insufficient assets or improperly refuses to pay an Indemnified Party within sixty (60) days of a request for payment owed hereunder, the Managing Owner shall, as secondary obligor, compensate or reimburse the Trustee or indemnify, defend and hold harmless an Indemnified Party as if it were the primary obligor hereunder; provided, however, that the Managing Owner shall not be required to indemnify any Indemnified Party for any Expenses which are a result of the fraud, gross negligence, bad faith or willful misconduct of an Indemnified Party.

     The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee.

     SECTION 2.5 Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor Trustee by delivering a written instrument to the outgoing Trustee. Any successor Trustee must satisfy the requirements of Section 3807 of the Delaware Trust Statute. Any resignation or removal of the Trustee and appointment of a successor Trustee shall not become effective until a written acceptance of appointment is delivered by the successor Trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor Trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

     SECTION 2.6 Liability of Trustee. Except as otherwise provided in this Article II, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against Wilmington Trust Company by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust is a party shall look only to the Trust Estate for payment or satisfaction thereof. The Trustee shall not be liable or accountable hereunder to the Trust or to any other Person or under any other agreement to which the Trust is a party, except for the Trustee’s own fraud, gross negligence, bad faith or willful misconduct. In particular, but not by way of limitation:

          (a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

          (b) The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner or the Liquidating Trustee;

          (c) The Trustee shall not have any liability for the acts or omissions of the Managing Owner or its delegatees;

          (d) The Trustee shall have no duty or obligation to supervise the performance of any obligations of the Managing Owner or its delegatees or any Participant or Commodity Broker;

          (e) No provision of this Trust Agreement shall require the Trustee to act or expend or risk its own funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder;

          (f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any other agreements to which the Trust is a party;

          (g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to Wilmington Trust Company (in its capacity as Trustee and individually) security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by Wilmington Trust Company (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby;

          (h) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby; and

          (i) To the extent that, at law or in equity, the Trustee has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Unitholders or to any other Person, the Trustee acting under this Trust Agreement shall not be liable to the Trust, the Unitholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement. The provisions of this Trust Agreement, to the extent that they restrict or eliminate the duties and liabilities of the Trustee otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Trustee.

     SECTION 2.7 Reliance; Advice of Counsel. (a) In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee shall have examined any certificates or opinions so as to reasonably determine compliance of the same with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officer of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

          (b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Managing Owner or an Affiliate of the Managing Owner (including the Trust) (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.

     SECTION 2.8 Payments to the Trustee. Any amounts paid to the Trustee pursuant to this Article shall be deemed not to be a part of the Trust Estate immediately after such payment. Any amounts owing to the Trustee under this Trust Agreement shall constitute a claim against the Trust Estate.

ARTICLE III

UNITS; CREATION BASKETS

     SECTION 3.1 General. (a) The Managing Owner shall have the power and authority, without Limited Owner approval, to issue Units in one or more series from time to time as it deems necessary or desirable. Each series shall be separate from all other series in respect of the assets and liabilities allocated to that series and shall represent a separate investment portfolio of the Trust. The Managing Owner shall have exclusive power without the requirement of Limited Owner approval to establish and designate such separate and distinct series, as set forth in Section 3.2, and to fix and determine the relative rights and preferences as between the Units of the series as to right of redemption, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the series shall have separate voting rights or no voting rights.

          (b) The Managing Owner may, without Limited Owner approval, divide or subdivide Units into two or more classes or sub-classes, Units of each such class or sub-class having such preferences and special or relative rights and privileges as the Managing Owner may determine as provided in Section 3.2. The fact that the Trust shall have been initially established and designated without any specific establishment or designation of classes or sub-classes, shall not limit the authority of the Managing Owner to divide the Trust and establish and designate separate classes or sub-classes thereof.

          (c) The number of Units authorized shall be unlimited, and the Units so authorized may be represented in part by fractional Units, calculated to four decimal places. From time to time, the Managing Owner may divide or combine the Units of the Trust, series, or class thereof into a greater or lesser number without thereby changing the proportionate beneficial interests in the Trust, series or class thereof. The Managing Owner may issue Units of the Trust, any series or class thereof for such consideration and on such terms as it may determine (or for no consideration if pursuant to a Unit dividend, distribution or split-up, as applicable), all without action or approval of the Limited Owners thereof. All Units when so issued on the terms determined by the Managing Owner shall be fully paid and non-assessable. The Managing Owner may classify or reclassify any unissued Units or any Units previously issued and reacquired of any series or class thereof into one or more series or classes thereof that may be established and designated from time to time.

          (d) The Managing Owner and/or its Affiliates will make and maintain a permanent investment in Units of not less than $1,000.

          (e) Other than as contemplated by Section 3.4, no certificates or other evidence of beneficial ownership of the Units will be issued.

          (f) Every Unitholder, by virtue of having purchased or otherwise acquired a Unit, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

     SECTION 3.2 Establishment of Series of the Trust.

          (a) Without limiting the authority of the Managing Owner set forth in Section 3.2(b) to establish and designate any further series, the Managing Owner hereby establishes and designates one initial series as follows:

FactorShares 2X: Oil Bull/S&P500 Bear.

          The provisions of this Article III shall be applicable to the above-designated series and any further series that may from time to time be established and designated by the Managing Owner as provided in Section 3.2(b); provided, however, that such provisions may be amended, varied or abrogated by the Managing Owner with respect to any series created after the initial formation of the Trust in the written instrument creating such series.

          (b) The establishment and designation of any series other than that which is set forth above shall be effective upon the execution by the Managing Owner of an instrument setting forth such establishment and designation and the relative rights and preferences of such series or as otherwise provided in such instrument. At any time that there are no Units outstanding of any particular series previously established and designated, the Managing Owner may by an instrument executed by it abolish that series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

     SECTION 3.3 Establishment of Classes and Sub-Classes. The division of the Trust into two or more classes or sub-classes and the establishment and designation of such classes or sub-classes shall be effective upon the execution by the Managing Owner of an instrument setting forth such division, and the establishment, designation, and relative rights and preferences of such classes, or as otherwise provided in such instrument. The relative rights and preferences of the classes or sub-classes may differ in such respects as the Managing Owner may determine to be appropriate, provided that such differences are set forth in the aforementioned instrument. At any time that there are no Units outstanding of any particular class or sub-class previously established and designated, the Managing Owner may by an instrument executed by it abolish that class or sub-class and the establishment and designation thereof. Each instrument referred to in this section shall have the status of an amendment to this Trust Agreement.

     SECTION 3.4 Offer of Units; Procedures for Creation and Issuance of Creation Baskets.

          (a) General. The procedures for creation and issuance of Creation Baskets as specified in the schedules, exhibits, annexes, attachments and procedures, as applicable, to the Participant Agreement, which may be amended from time to time in accordance with the provisions of the Participant Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trust with respect to the creation and issuance of Creation Baskets.

          (b) Deposit with the Depository. Upon issuing a Creation Basket pursuant to a Creation/Redemption Order Form, the Managing Owner will cause the Trust to deposit the Creation Basket with the Depository in accordance with the Depository’s customary procedures, for credit to the account of the Participant that submitted the Creation/Redemption Order Form.

          (c) Global Certificate Only. Certificates for Creation Baskets will not be issued, other than the applicable Global Security issued to the Depository. So long as the Depository Agreement is in effect, Creation Baskets will be issued and redeemed and Units will be transferable solely through the book-entry systems of the Depository and the Direct Participants and their Indirect Participants as more fully described in Section 3.5. The Depository may determine to discontinue providing its service with respect to Creation Baskets and Units by giving notice to the Managing Owner pursuant to and in conformity with the provisions of the Depository Agreement and discharging its responsibilities with respect thereto under applicable law. Under such circumstances, the Managing Owner shall take action either to find a replacement for the Depository to perform its functions at a comparable cost and on terms acceptable to the Managing Owner or, if such a replacement is unavailable, to terminate the Trust.

          (d) Rejection. The Managing Owner or the Distributor shall have the absolute right, but shall have no obligation, to reject any Creation/Redemption Order Form or Creation Basket Capital Contribution (i) determined by the Managing Owner or the Distributor not to be in proper form; (ii) that the Managing Owner has determined would have adverse tax consequences to the Trust or to any Limited Owners; or (iii) if circumstances outside the control of the Distributor or the Managing Owner make it, for all practical purposes, not feasible to process creations of Baskets. The Distributor, after consulting with the Managing Owner, shall reject any Creation/Redemption Order Form or Creation Basket Capital Contribution the acceptance or receipt of which would, in the opinion of counsel to the Managing Owner, be unlawful. Neither the Distributor nor the Managing Owner shall be liable for the rejection of any Creation/Redemption Order Form or Creation Basket Capital Contribution.

     SECTION 3.5 Book-Entry-Only System, Trust Global Security.

          (a) Global Security. The Trust and the Managing Owner will enter into the Depository Agreement pursuant to which the Depository will act as securities depository for the Units. Units will be represented by a Global Security (which will consist of one certificate), which will be registered, as the Depository shall direct, in the name of Cede & Co., as nominee for the Depository, and deposited with the Depository. No other certificates evidencing Units will be issued. The Global Security for the Trust shall be in the form attached hereto as Exhibit B or described therein and shall represent such Units as shall be specified therein, and may provide that it shall represent the aggregate amount of outstanding Units from time to time endorsed thereon and that the aggregate amount of outstanding Units represented thereby may from time to time be increased or decreased to reflect creations or redemptions of Baskets. Any endorsement of a Global Security to reflect the amount, or any increase or decrease in the amount, of outstanding Units represented thereby shall be made in such manner and upon instructions given by the Managing Owner on behalf of the Trust as specified in the Depository Agreement.

          (b) Legend. Any Global Security issued to The Depository Trust Company or its nominee shall bear a legend substantially to the following effect: “Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation (“DTC”), to the Trust or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.”

          (c) The Depository. The Depository is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the U.S. Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds and provides asset servicing for DTC’s participants (“Direct Participants”). DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation (“DTCC”). DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (“Indirect Participants”).

          (d) Beneficial Owners. Upon the settlement date of any creation, transfer or redemption of Units, the Depository will credit or debit, on its book-entry registration and transfer system, the number of Units so created, transferred or redeemed to the accounts of the appropriate Direct Participants. The accounts to be credited and charged shall be designated by the Managing Owner and the Participants on behalf of the Trust and each Participant, in the case of a creation or redemption of Baskets. Ownership of beneficial interest in Units will be limited to Direct Participants, Indirect Participants and persons holding interests through Direct Participants and Indirect Participants. Owners of beneficial interests in Units (“Beneficial Owners”) will be shown on, and the transfer of beneficial ownership by Beneficial Owners will be effected only through, in the case of Direct Participants, records maintained by the Depository, in the case of Indirect Participants and Beneficial Owners holding through a Direct Participant or an Indirect Participant, through those records or the records of the relevant Direct Participants, and in the case of Beneficial Owners who are not Direct Participants or Indirect Participants, the records of Indirect Participants. Beneficial Owners are expected to receive from or through the Direct Participant maintaining the account through which the Beneficial Owner has purchased or sold Units a written confirmation relating to their purchase or sale of Units.

          (e) Reliance on Procedures. So long as Cede & Co., as nominee of the Depository, is the registered owner of Units, references herein to the registered or record owners of Units shall mean Cede & Co. and shall not mean the Beneficial Owners of Units. Beneficial Owners of Units will not be entitled to have Units registered in their names, will not receive or be entitled to receive physical delivery of certificates in definitive form and will not be considered the record or registered holder of Units under this Trust Agreement. Accordingly, to exercise any rights of a holder of Units under this Trust Agreement, a Beneficial Owner must rely on the procedures of the Depository and, if such Beneficial Owner is not a Direct Participant, on the procedures of each Direct Participant or Indirect Participant through which such Beneficial Owner holds its interests. The Trust and the Managing Owner understand that under existing industry practice, if the Trust requests any action of a Beneficial Owner, or a Beneficial Owner desires to take any action that the Depository, as the record owner of all outstanding Units, is entitled to take, in the case of a Trustee request, the Depository will notify the Direct Participants regarding such request, such Direct Participants will in turn notify each Indirect Participant holding Units through it, with each successive Indirect Participant continuing to notify each person holding Units through it until the request has reached the Beneficial Owner, and in the case of a request or authorization to act being sought or given by a Beneficial Owner, such request or authorization is given by the Beneficial Owner and relayed back to the Trust through each Indirect Participant and Direct Participant through which the Beneficial Owner’s interest in the Units is held.

          (f) Communication between the Trust and the Beneficial Owners. As described above, the Trust will recognize the Depository or its nominee as the owner of all Units for all purposes except as expressly set forth in this Trust Agreement. Conveyance of all notices, statements and other communications to Beneficial Owners will be effected as follows. Pursuant to the Depository Agreement, the Depository is required to make available to the Trust upon request and for a fee to be charged to the Trust a listing of the Unit holdings of each Direct Participant. The Trust shall inquire of each such Direct Participant as to the number of Beneficial Owners holding Units, directly or indirectly, through such Direct Participant. The Trust shall provide each such Direct Participant with sufficient copies of such notice, statement or other communication, in such form, number and at such place as such Direct Participant may reasonably request, in order that such notice, statement or communication may be transmitted by such Direct Participant, directly or indirectly, to such Beneficial Owners. In addition, the Trust shall pay to each such Direct Participant an amount as reimbursement for the expenses attendant to such transmittal, all subject to applicable statutory and regulatory requirements.

          (g) Distributions. Distributions on Units pursuant to Section 3.8 shall be made to the Depository or its nominee, Cede & Co., as the registered owner of all Units. The Trust and the Managing Owner expect that the Depository or its nominee, upon receipt of any payment of distributions in respect of Units, shall credit immediately Direct Participants’ accounts with payments in amounts proportionate to their respective beneficial interests in Units as shown on the records of the Depository or its nominee. The Trust and the Managing Owner also expect that payments by Direct Participants to Indirect Participants and Beneficial Owners held through such Direct Participants and Indirect Participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in a “street name,” and will be the responsibility of such Direct Participants and Indirect Participants. None of the Trust, the Trustee or the Managing Owner will have any responsibility or liability for any aspects of the records relating to or notices to Beneficial Owners, or payments made on account of beneficial ownership interests in Units, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for any other aspect of the relationship between the Depository and the Direct Participants or the relationship between such Direct Participants and the Indirect Participants and Beneficial Owners owning through such Direct Participants or Indirect Participants or between or among the Depository, any Beneficial Owner and any person by or through which such Beneficial Owner is considered to own Units.

          (h) Limitation of Liability. The Global Security to be issued hereunder is executed and delivered solely on behalf of the Trust by the Managing Owner, as managing owner, in the exercise of the powers and authority conferred and vested in it by this Trust Agreement. The representations, undertakings and agreements made on the part of the Trust in the Global Security are made and intended not as personal representations, undertakings and agreements by the Managing Owner or the Trustee individually, but are made and intended for the purpose of binding only the Trust. Nothing in the Global Security shall be construed as creating any liability of the Managing Owner or the Trustee, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in this Trust Agreement.

          (i) Successor Depository. If a successor to The Depository Trust Company shall be employed as Depository hereunder, the Trust and the Managing Owner shall establish procedures acceptable to such successor with respect to the matters addressed in this Section.

     SECTION 3.6 Assets of the Trust. All consideration received by a particular series for the issue or sale of Units together with all of the Trust Estate in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to such series for all purposes, subject only to the rights of creditors of such series and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of such series.

     SECTION 3.7 Distributions. Distributions on Units may be paid with such frequency as the Managing Owner may determine in its sole discretion, which may be daily or otherwise, to the Unitholders from such of the income and capital gains, accrued or realized, as the Managing Owner may determine, after providing for actual and accrued liabilities of the Trust. All distributions on Units shall be distributed pro rata to the Unitholders in proportion to the total outstanding Units held by such Unitholders at the date and time of record established for the payment of such distribution.

     SECTION 3.8 Liabilities of the Series.(a) The Trust Estate belonging to each particular series shall be charged with the liabilities of the Trust in respect of that series and only that series; and all expenses, costs, charges, indemnities and reserves attributable to that series, and any general liabilities, expenses, costs, charges, indemnities or reserves of the Trust which are not readily identifiable as belonging to any particular series, shall be allocated and charged by the Managing Owner to and among any one or more of the series established and designated from time to time in such manner and on such basis as the Managing Owner in its sole discretion deems fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Managing Owner shall be conclusive and binding upon all Unitholders for all purposes. The Managing Owner shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Unitholders. Every written agreement, instrument or other undertaking made or issued by or on behalf of a particular series may include a recitation limiting the obligation or claim represented thereby to that series and its assets.

          (b) Without limitation of the foregoing provisions of this Section, but subject to the right of the Managing Owner in its discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular series shall be enforceable against the assets of such series only, and not against the assets of the Trust generally or of any other series. Notice of this limitation on interseries liabilities shall be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware Trust Statute, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Trust Statute relating to limitations on interseries liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each series. Unless there is no series other than the initial series established pursuant to Section 3.2(a), every Unit, note, bond, contract, instrument, certificate or other undertaking made or issued by or on behalf of a particular series may include a recitation limiting the obligation on Units represented thereby to that series and its assets.

          (i) Except as set forth below, any debts, liabilities, obligations, indebtedness, expenses, interests and claims of any nature and all kinds and descriptions, if any, of the Managing Owner and the Trustee (the “Subordinated Claims”) incurred, contracted for or otherwise existing, arising from, related to or in connection with all series, any combination of series or one particular series and their respective assets (the “Applicable Series”) and the assets of the Trust shall be expressly subordinate and junior in right of payment to any and all other debts, liabilities, obligations, indebtedness, expenses, interests and claims of any nature and all kinds and descriptions, (the “Claims”) against the Trust and any series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract, provided, however, that the Claims of each of the Managing Owner and the Trustee (if any) against the Applicable Series shall not be considered Subordinated Claims with respect to enforcement against and distribution and repayment from the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets; and provided further that the valid Claims of either the Managing Owner or the Trustee, if any, against the Applicable Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Applicable Series;

          (ii) the Managing Owner and the Trustee will not take, demand or receive from any series or the Trust or any of their respective assets (other than the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets) any payment for the Subordinated Claims;

          (iii) The Claims of each of the Managing Owner and the Trustee with respect to the Applicable Series shall only be asserted and enforceable against the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets; and such Claims shall not be asserted or enforceable for any reason whatsoever against any other series, the Trust generally, or any of their respective assets;

          (iv) If the Claims of the Managing Owner or the Trustee against the Applicable Series or the Trust are secured in whole or in part, each of the Managing Owner and the Trustee hereby waives (under Section 1111(b) of the Bankruptcy Code (11 U.S.C. § 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any series (other than the Applicable Series), as the case may be;

          (v) In furtherance of the foregoing, if and to the extent that the Managing Owner and the Trustee receive monies in connection with the Subordinated Claims from a series or the Trust (or their respective assets), other than the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets, the Managing Owner and the Trustee shall be deemed to hold such monies in trust and shall promptly remit such monies to the series or the Trust that paid such amounts for distribution by the series or the Trust in accordance with the terms hereof; and

          (vi) The foregoing provisions of this Section shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or cancelled.

          (c) Any agreement entered into by the Trust, any series, or the Managing Owner, on behalf of the Trust generally or any series, including, without limitation, each Purchase Order Subscription Agreement, will include language substantially similar to the language set forth in Section 3.9(b).

     SECTION 3.9 Distributions to Classes of Units.

          (a) Distributions on Units of any class thereof may be paid with such frequency as the Managing Owner may determine in its sole discretion, which may be daily or otherwise, to the Unitholders in that class, from such of the income and capital gains, accrued or realized, from the Trust Estate allocable to that class, as the Managing Owner may determine, after providing for actual and accrued liabilities belonging to that class, as the Managing Owner may determine. All distributions on Units in a particular class thereof shall be distributed pro rata to the Unitholders in that class in proportion to the total outstanding Units in that class held by such Unitholders at the date and time of record established for the payment of such distribution, except to the extent otherwise required or permitted by the preferences and special or relative rights and privileges of any class. Such distributions may be made in cash or Units of that class as determined by the Managing Owner or pursuant to any program that the Managing Owner may have in effect at the time for the election by each Unitholder of the mode of the making of such distribution to that Unitholder.

          (b) The Units in a class of the Trust shall represent units of beneficial interest in the Trust Estate allocable to such class. Each Unitholder in a class shall be entitled to receive its pro rata share of distributions of income and capital gains made with respect to such class. Upon reduction or withdrawal of its Units or indemnification for liabilities incurred by reason of being or having been a holder of Units in a class, such Unitholder shall be paid solely out of the funds and property allocable to such class of the Trust.

     SECTION 3.10 Voting Rights. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Unitholders, each Unitholder shall be entitled to a proportionate vote based upon the (x) product of the Net Asset Value Per Unit multiplied by the number of Units, or fraction thereof, owned by such Unitholder standing in its name on the books of the Trust as of the relevant record date declared by the Managing Owner (y) divided by the product of the Net Asset Value Per Unit multiplied by all outstanding Units.

     SECTION 3.11 Equality. Except as provided herein or in the instrument establishing and designating any class, all Units shall represent an equal proportionate beneficial interest in the assets belonging to that class subject to the liabilities belonging to that class, and each Unit of any particular class shall be equal to each other Unit of that class; however, the provisions of this sentence shall not restrict any distinctions permissible under Section 3.8 that may exist with respect to distributions on Units of the same class. The Managing Owner may from time to time divide or combine the Units of any particular class into a greater or lesser number of Units of that class without thereby changing the proportionate beneficial interest in the assets belonging to that class or in any way affecting the rights of Unitholders of any other class.

ARTICLE IV

THE MANAGING OWNER

     SECTION 4.1 Management of the Trust. Pursuant to Section 3806(b)(7) of the Delaware Trust Statute, the Trust shall be managed by the Managing Owner and the conduct of the Trust’s business shall be controlled and conducted solely by the Managing Owner in accordance with this Trust Agreement.

     SECTION 4.2 Authority of Managing Owner. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Trust Statute, the Managing Owner shall have and may exercise on behalf of the Trust, all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

          (a) To enter into, execute, deliver and maintain, and to cause the Trust to perform its obligations under, contracts, agreements and any or all other documents and instruments, and to do and perform all such things as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Units and the conduct of Trust activities, including, but not limited to, contracts with third parties for commodity brokerage services and/or administrative services, provided, however, that such services may be performed by an Affiliate or Affiliates of the Managing Owner so long as the Managing Owner has made a good faith determination that: (A) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and (C) the maximum period covered by the agreement pursuant to which such Affiliate is to perform services for the Trust shall not exceed one year, and such agreement shall be terminable without penalty upon sixty (60) days’ prior written notice by the Trust.

          (b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Managing Owner in the Managing Owner’s name shall be deemed executed and accepted on behalf of the Trust by the Managing Owner;

          (c) To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

          (d) To supervise the preparation and filing of a Registration Statement and any supplements and amendments thereto and a Prospectus;

          (e) To pay or authorize the payment of distributions to the Unitholders and expenses of the Trust;

          (f) To make any elections on behalf of the Trust under the Code, or any other applicable U.S. federal or state tax law as the Managing Owner shall determine to be in the best interests of the Trust; and

          (g) In the sole discretion of the Managing Owner, to admit an Affiliate or Affiliates of the Managing Owner as additional Managing Owners. Notwithstanding the foregoing, the Managing Owner may not admit Affiliate(s) of the Managing Owner as an additional Managing Owner if it has received notice of its removal as a Managing Owner, pursuant to Section 8.2(d) hereof, or if the concurrence of at least a majority in interest (over 50%) of the outstanding Units (not including Units owned by the Managing Owner) is not obtained.

     SECTION 4.3 Obligations of the Managing Owner. In addition to the obligations expressly provided by the Delaware Trust Statute or this Trust Agreement, the Managing Owner shall:

          (a) Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Limited Owners;

          (b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and for the conduct of its business in all appropriate jurisdictions;

          (c) Retain independent public accountants to audit the accounts of the Trust;

          (d) Employ attorneys to represent the Trust;

          (e) Select the Trust’s Trustee, Administrator, Transfer Agent, Custodian and Commodity Broker, and any other service provider;

          (f) Use its best efforts to maintain the status of the Trust as a “statutory trust” for state law purposes and as a “partnership” for U.S. federal income tax purposes;

          (g) Monitor the brokerage fees charged to the Trust, and the services rendered by futures commission merchants to the Trust, to determine whether the fees paid by, and the services rendered to, the Trust for futures brokerage are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the brokerage fee structure to obtain such rates and services for the Trust;

          (h) Have fiduciary responsibility for the safekeeping and use of the Trust Estate, whether or not in the Managing Owner’s immediate possession or control, and the Managing Owner will not employ or permit others to employ such funds or assets (including any interest earned thereon as provided for in the Prospectus) in any manner except for the benefit of the Trust, including, among other things, the utilization of any portion of the Trust Estate as compensating balances for the exclusive benefit of the Managing Owner. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest;

          (i) Enter into a Participant Agreement with each Participant and discharge the duties and responsibilities of the Trust and the Managing Owner thereunder;

          (j) Interact with the Depository as required;

          (k) Delegate those of its duties hereunder as it shall determine from time to time to one or more Administrators or Distributors, as applicable;

          (l) Perform such other services as the Managing Owner believes that the Trust may from time to time require;

          (m) In its sole discretion, cause the Trust to do one or more of the following: to make, refrain from making, or once having made, to revoke, the election referred to in Section 754 of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof; and

          (n) In its sole discretion, cause the Trust to do one or more of the following: to make, refrain from making, or once having made, to revoke the election by a qualified fund under Code Section 988(c)(1)(E)(iii)(V), and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

     SECTION 4.4 General Prohibitions. The Trust shall not:

          (a) Redeem the Units other than to fund a redemption request from a Participant;

          (b) Borrow money from or loan money to any Unitholder (including the Managing Owner) or other Person, except that the foregoing is not intended to prohibit (i) the deposit on margin with respect to the initiation and maintenance of Index Instruments and/or Instruments positions, as applicable, or (ii) obtaining lines of credit for the trading of forward contracts; provided, however, that the Trust is prohibited from incurring any indebtedness on a non-recourse basis;

          (c) Create, incur, assume or suffer to exist any lien, mortgage, pledge conditional sales or other title retention agreement, charge, security interest or encumbrance, except (i) the right and/or obligation of a Commodity Broker to close out sufficient Index Instruments, and/or Instruments, as applicable, positions of the Trust so as to restore the Trust’s account to proper margin status in the event that the Trust fails to meet a Margin Call, (ii) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (iii) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance, (iv) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, or (v) mechanic’s, warehousemen’s, carrier’s, workmen’s, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA;

          (d) Commingle its assets with those of any other Person, except to the extent permitted under the CE Act and the regulations promulgated thereunder;

          (e) Engage in Pyramiding of its Index Instruments and/or positions in Instruments, as applicable; provided, however, that the Managing Owner may take into account open trade equity positions in determining generally whether to require additional Index Instruments and/or positions in Instruments, as applicable;

          (f) Permit rebates to be received by the Managing Owner or any Affiliate of the Managing Owner, or permit the Managing Owner or any Affiliate of the Managing Owner to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;

          (g) Permit the Managing Owner to share in any portion of brokerage fees related to commodity brokerage services paid with respect to the purchase or sale of Index Instruments;

          (h) Enter into any contract with the Managing Owner or an Affiliate of the Managing Owner (except for selling agreements for the sale of Units) which has a term of more than one year and which does not provide that it may be cancelled by the Trust without penalty on sixty (60) days prior written notice or for the provision of goods and services, except at rates and terms at least as favorable as those which may be obtained from third parties in arm’s-length negotiations;

          (i) Permit churning of its commodity trading account(s) for the purpose of generating excess brokerage commissions;

          (j) Enter into any exclusive brokerage contract;

          (k) Operate the Trust or a series in any manner so as to contravene the requirements to preserve the limitation on interseries liability set forth in Section 3804 of the Delaware Trust Statute; or

          (l) Cause the Trust to elect to be classified as an association taxable as a corporation for U.S. federal income tax purposes.

     SECTION 4.5 Liability of Covered Persons. A Covered Person shall have no liability to the Trust or to any Unitholder or other Covered Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute fraud, gross negligence, bad faith, or willful misconduct of such Covered Person. Subject to the foregoing, neither the Managing Owner nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Limited Owner or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Managing Owner or any other Covered Person. A Covered Person shall not be liable for the conduct or misconduct of any Administrator or other delegatee selected by the Managing Owner with reasonable care.

     SECTION 4.6 Fiduciary Duty.

          (a) The term “Managing Owner” as used only in this Section 4.6 shall include, in addition to the Managing Owner, any other Covered Person performing services on behalf of the Trust and acting within the scope of the Managing Owner’s authority as set forth in this Trust Agreement.

          (b) To the extent that, at law or in equity, the Managing Owner has duties (including fiduciary duties) and liabilities relating thereto to the Trust, the Unitholders or to any other Person, the Managing Owner acting under this Trust Agreement shall not be liable to the Trust, the Unitholders or to any other Person for its good faith reliance on the provisions of this Trust Agreement subject to the standard of care in Section 4.5 herein. The provisions of this Trust Agreement, to the extent that they restrict or eliminate the duties and liabilities of the Managing Owner otherwise existing at law or in equity are agreed by the parties hereto to replace such other duties and liabilities of the Managing Owner. To the fullest extent permitted by law, no person other than the Managing Owner and the Trustee shall have any duties (including fiduciary duties) or liabilities at law or in equity to the Trust and the Limited Owners or any other person. Any material changes in the Trust’s structure or basic investment policies shall occur only upon the written approval or affirmative vote of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value (excluding Units held by the Managing Owner and its Affiliates).

          (c) Unless otherwise expressly provided herein:

          (i) whenever a conflict of interest exists or arises between the Managing Owner or any of its Affiliates, on the one hand, and the Trust or any Unitholder or any other Person, on the other hand; or

          (ii) whenever this Trust Agreement or any other agreement contemplated herein or therein provides that the Managing Owner shall act in a manner that is, or provides terms that are, fair and reasonable to the Trust, any Unitholder or any other Person, the Managing Owner shall resolve such conflict of interest, take such action or provide such terms, considering in each case the relative interest of each party (including its own interest) to such conflict, agreement, transaction or situation and the benefits and burdens relating to such interests, any customary or accepted industry practices, and any applicable generally accepted accounting practices or principles. In the absence of bad faith by the Managing Owner, the resolution, action or terms so made, taken or provided by the Managing Owner shall not constitute a breach of this Trust Agreement or any other agreement contemplated herein or of any duty or obligation of the Managing Owner at law or in equity or otherwise.

          (d) The Managing Owner and any Affiliate of the Managing Owner may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Trust and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Managing Owner. If the Managing Owner acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Trust, it shall have no duty to communicate or offer such opportunity to the Trust, and the Managing Owner shall not be liable to the Trust or to the Unitholders for breach of any fiduciary or other duty by reason of the fact that the Managing Owner pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Trust. Neither the Trust nor any Unitholder shall have any rights or obligations by virtue of this Trust Agreement or the trust relationship created hereby in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Trust, shall not be deemed wrongful or improper. Except to the extent expressly provided herein, the Managing Owner may engage or be interested in any financial or other transaction with the Trust, the Unitholders or any Affiliate of the Trust or the Unitholders.

     SECTION 4.7 Indemnification of the Managing Owner.

          (a) The term “Managing Owner” as used in this Section 4.7 shall include, in addition to the Managing Owner, any other Covered Person performing services on behalf of the Trust and acting within the scope of the Managing Owner’s authority as set forth in this Trust Agreement.

          (b) The Managing Owner shall be indemnified by the Trust against any losses, judgments, liabilities, expenses and amounts paid in settlement of any claims sustained by it in connection with its activities for the Trust, provided that (i) the Managing Owner was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of fraud, gross negligence, bad faith, willful misconduct, or a material breach of this Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate. All rights to indemnification permitted herein and payment of associated expenses shall not be affected by the dissolution or other cessation to exist of the Managing Owner, or the withdrawal, adjudication of bankruptcy or insolvency of the Managing Owner, or the filing of a voluntary or involuntary petition in bankruptcy under Title 11 of the Code by or against the Managing Owner.

          (c) Notwithstanding the provisions of Section 4.7(b) above, the Managing Owner and any Person acting as broker-dealer for the Trust shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of U.S. federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs), (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves the indemnification of such expenses (including, without limitation, litigation costs) or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

          (d) The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

          (e) Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Managing Owner shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to the performance of duties or services by the Managing Owner on behalf of the Trust; (ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advance; and (iii) the Managing Owner undertakes to repay the advanced funds with interest to the Trust in cases in which it is not entitled to indemnification under this Section 4.7.

          (f) In the event the Trust is made a party to any claim, dispute, demand or litigation or otherwise incurs any loss, liability, damage, cost or expense as a result of or in connection with any Limited Owner’s (or assignee’s) obligations or liabilities unrelated to Trust business, such Limited Owner (or assignees cumulatively) shall indemnify, defend, hold harmless, and reimburse the Trust for all such loss, liability, damage, cost and expense incurred, including attorneys’ and accountants’ fees.

          (g) Nothing contained in this Section 4.7 shall affect any right to indemnification to which persons other than the Managing Owner and officers of the Trust may be separately entitled by contract or otherwise.

     SECTION 4.8 Expenses and Limitations Thereon.

          (a) Organization and Offering Expenses.

          (i) Expenses incurred in connection with organizing the Trust and up to the offering of the Units upon commencement of its trading operations will be paid by the Managing Owner without reimbursement.

          (ii) Upon and after commencing trading operations (which will occur contemporaneously with the commencement of the offering of the Units) and thereafter, the Trust will bear the costs of its continuous offering of Units and ongoing offering expenses. Such ongoing offering costs shall be included as a portion of the Routine Offering, Operational, Administrative and Other Ordinary Expenses. These costs shall include registration fees paid to regulatory agencies and all legal, accounting, printing and other expenses associated therewith. These costs shall be accounted for as a deferred charge and thereafter amortized to expense over twelve months on a straight-line basis or a shorter period if warranted.

          (iii) Organization and Offering Expenses shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust and the Units and in offering, distributing and processing the Units under applicable U.S. federal law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or the offering of the Units, including, but not limited to, expenses such as: (i) initial and ongoing registration fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the exhibits thereto and the Prospectus, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units, (iv) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Units, and (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith.

          (iv) The Managing Owner will not allocate to the Trust the indirect expenses of the Managing Owner.

          (b) Brokerage Commissions and Fees. The Trust will pay to the Commodity Broker all brokerage commissions, including applicable exchange fees, NFA fees, give-up fees, Pit Brokerage Fees and other transaction related fees and expenses charged in connection with its trading activities.

          (c) Routine Offering, Operational, Administrative and Other Ordinary Expenses. The Trust will pay all of the routine offering, operational, administrative and other ordinary expenses of the Trust, including, but not limited to, the routine expenses associated with (i) accounting and computer services; (ii) the fees and expenses of the Trustee, Administrator, Custodian, Transfer Agent and Distributor; (iii) legal and accounting fees and expenses; (iv) tax preparation expenses; (v) filing fees; and (vi) printing, mailing and duplication costs.

          (d) Extraordinary Fees and Expenses. The Trust will pay all of its extraordinary fees and expenses, if any. Extraordinary fees and expenses are fees and expenses which are non-recurring and unusual in nature, such as legal claims and liabilities, litigation costs or indemnification or other unanticipated expenses. Such extraordinary fees and expenses, by their nature, are unpredictable in terms of timing and amount.

          (e) Management Fee and Expenses to be Paid First Out of Interest Income. The Management Fee (as defined below) and the brokerage commissions and fees of the Trust are paid first out of interest income from the Trust’s holdings of U.S. Treasury bills and other high credit quality short-term fixed income securities on deposit with the Commodity Broker as margin or otherwise. To the extent interest income is not sufficient to cover such fees and expenses of the Trust during any period, the excess of such fees and expenses over such interest income will be paid out of income from futures trading, if any, or from sales of the Trust’s fixed income securities.

          (f) The Managing Owner or any Affiliate of the Managing Owner may only be reimbursed for the actual cost to the Managing Owner or such Affiliate of any expenses which it advances on behalf of the Trust for which payment the Trust is responsible. In addition, payment to the Managing Owner or such Affiliate for indirect expenses incurred in performing services for the Trust in its capacity as the managing owner of the Trust, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Managing Owner’s “overhead,” is prohibited.

     SECTION 4.9 AP Transaction Fee. In connection with orders to create and redeem one or more Baskets, an Authorized Participant shall pay a fee (the “AP Transaction Fee”), as set forth in the Prospectus. The AP Transaction Fee may be reduced, increased or otherwise changed by the Managing Owner and such change may be implemented without an amendment to this Trust Agreement. The Managing Owner shall notify DTC of any change to the AP Transaction Fee and shall not implement any increase in the AP Transaction Fee for the redemption of Baskets until 30 days after the date of such notice.

     SECTION 4.10 Compensation of the Managing Owner. The Managing Owner shall be entitled to compensation for its advisory services to the Trust as set forth in the Prospectus (the “Management Fee”). The Managing Owner shall, in its capacity as a Unitholder, be entitled to receive allocations and distributions pursuant to the provisions of this Trust Agreement. From the Management Fee, the Managing Owner will be responsible for paying any license fee relating to the Trust’s corresponding Index.

     SECTION 4.11 Other Business of Unitholders. Except as otherwise specifically provided herein, any Unitholder, officer, director, employee or other person holding a legal or beneficial interest in an entity which is a Unitholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper.

     SECTION 4.12 Voluntary Withdrawal of the Managing Owner. The Managing Owner may withdraw voluntarily as the Managing Owner of the Trust upon thirty (30) days’ prior written notice to all Limited Owners and the Trustee. If the withdrawing Managing Owner is the last remaining Managing Owner, Limited Owners holding Units equal to at least a majority (over 50%) of the Trust’s aggregate Net Asset Value (excluding Units held by the Managing Owner) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Managing Owner who shall carry on the business of the Trust. In the event of its removal or withdrawal, the Managing Owner shall be entitled to a redemption of its Units at their respective Net Asset Value. If the Managing Owner withdraws and a successor Managing Owner is named, the withdrawing Managing Owner shall pay all expenses as a result of its withdrawal.

     SECTION 4.13 Authorization of Acts Described in a Registration Statement. Each Limited Owner (or any permitted assignee thereof) hereby agrees that the Trust, the Managing

Owner and the Trustee are authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by any Registration Statement on behalf of the Trust without any further act, approval or vote of the Limited Owners, notwithstanding any other provision of this Trust Agreement, the Delaware Trust Statute or any applicable law, rule or regulation.

     SECTION 4.14 Litigation. The Managing Owner is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust’s interests. The Managing Owner shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, either, out of any insurance proceeds available therefor, or, out of the Trust’s assets.

ARTICLE V

TRANSFERS OF UNITS

     SECTION 5.1 General Prohibition. To the fullest extent permitted by law, a Limited Owner may not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or in any manner encumber any or all of his Units or any part of his right, title and interest in the capital or profits in the Trust except as permitted in this Article V and any act in violation of this Article V shall not be binding upon or recognized by the Trust (regardless of whether the Managing Owner shall have knowledge thereof), unless approved in writing by the Managing Owner.

     SECTION 5.2 Transfer of Managing Owner’s Units. (a) Upon an Event of Withdrawal (as defined in Section 13.1), the Managing Owner’s Units shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof. The Managing Owner will not cease to be a Managing Owner of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

          (b) To the full extent permitted by law, and on sixty (60) days’ prior written notice to the Limited Owners, of their right to vote thereon, if the transaction is other than with an Affiliated entity, nothing in this Trust Agreement shall be deemed to prevent the merger of the Managing Owner with another corporation or other entity, the reorganization of the Managing Owner into or with any other corporation or other entity, the transfer of all the capital stock of the Managing Owner or the assumption of the rights, duties and liabilities of the Managing Owner by, in the case of a merger, reorganization or consolidation, the surviving corporation or other entity by operation of law or the transfer of the Managing Owner’s Units to an Affiliate of the Managing Owner. Without limiting the foregoing, none of the transactions referenced in the preceding sentence shall be deemed to be a voluntary withdrawal for purposes of Section 4.12 or an Event of Withdrawal or assignment of Units for purposes of Sections 5.2(a) or 5.2(c).

          (c) Upon assignment of all of its Units, the Managing Owner shall not cease (x) to be a Managing Owner of the Trust, or (y) to have the power to exercise any rights or powers as a Managing Owner, until an additional Managing Owner, who shall carry on the business of the Trust, has been admitted to the Trust.

     SECTION 5.3 Transfer of Units by Limited Owners. Beneficial Owners that are not Direct Participants may transfer Units by instructing the Direct Participant or Indirect Participant holding the Units for such Beneficial Owner in accordance with standard securities industry practice. Beneficial Owners that are Direct Participants may transfer Units by instructing the Depository in accordance with the rules of the Depository and standard securities industry practice.

ARTICLE VI

ALLOCATIONS AND DISTRIBUTIONS

     SECTION 6.1 Capital Accounts. The Trust shall maintain, for each Unitholder (which includes beneficial owners of Units where information regarding the identity of such owner has been furnished to the Trust in accordance with Section 6031(c) of the Code or any other method acceptable to the Managing Owner in its sole discretion) owning one or more Units a separate Capital Account with respect to such Units in accordance with the rules of Treasury Regulation Section 1.704-1(b)(2)(iv). The initial balance of each Unitholder’s book capital account shall be the amount of its initial Capital Contribution. Such Capital Account shall be (i) increased by the amount of all Capital Contributions made with respect to the respective Units and all items of income and gain with respect to the Trust computed and allocated to the Unitholder’s Units in accordance with this Trust Agreement and (ii) decreased by the amount of cash distributions made with respect to such Units and all items of deduction and loss with respect to the Trust computed and allocated in accordance with this Trust Agreement.

          (a) Consistent with the provisions of Treasury Regulation Section 1.704-1(b)(2)(iv)(f), upon an issuance of additional Units with respect to the Trust for cash, the Capital Accounts of all Unitholders with respect to the Trust shall, immediately prior to such issuances, be adjusted (consistent with the provisions hereof) upwards or downwards to reflect any Unrealized Gain or Unrealized Loss attributable to Trust property, as if such Unrealized Gain or Loss had been recognized upon an actual sale of each such property, immediately prior to such issuance, and had been allocated to its Unitholders at such time pursuant to Section 6.3.

          (b) In accordance with Treasury Regulation Section 1.704-1(b)(2)(iv)(f), immediately prior to the distribution of cash in redemption of all or a portion of a Unitholder’s Units, the capital accounts of all Unitholders with respect to the Trust shall, immediately prior to any such distribution, be adjusted (consistent with the provisions hereof) upward or downward to reflect any Unrealized Gain or Unrealized Loss attributable to the Trust property, as if such Unrealized Gain or Unrealized Loss had been recognized upon an actual sale of each such property, immediately prior to such distribution, and had been allocated to the Unitholders at such time pursuant to Section 6.3.

     SECTION 6.2 Periodic Closing of Books. Within forty-five (45) days after the end of each calendar month (or such other period as the Managing Owner may determine in its sole discretion) or such shorter period as required for the final closing of the books for the taxable year, the Trust shall conduct an interim closing of the books of the Trust as of the end of the last day of that calendar month (or such other period as the Managing Owner may determine in its sole discretion). On the basis of the closing of the books for each calendar month (or such other period as the Managing Owner may determine in its sole discretion), the Trust shall determine the amount of Profit and Loss of the Trust attributable to that calendar month (or such other period as the Managing Owner may determine in its sole discretion). Trust Profits and Losses shall be determined in accordance with the accounting methods followed by the Trust for U.S. federal income tax purposes.

     SECTION 6.3 Periodic Allocations. All allocations to Unitholders of items included within the Trust’s Profits and Losses attributable to each calendar month (or such other period as the Managing Owner may determine in its sole discretion) shall be allocated solely among the Unitholders recognized as Unitholders as of the close of the last trading day of the preceding month, (or the last trading day of such other period as the Managing Owner may determine in its sole discretion) as follows:

          (a) For purposes of maintaining the Capital Accounts and in determining the rights of the Unitholders among themselves, except as otherwise provided in this Article VI, each item of income, gain, loss and deduction shall be allocated among Unitholders in accordance with their respective Percentage Interests.

          (b) Any item of loss or deduction otherwise allocated to the Managing Owner pursuant to Section 6.3 which is in excess of such Managing Owner’s positive Adjusted Capital Account balance (following adjustment to reflect the allocation of all other items for such period) shall instead be allocated to the other Unitholders in accordance with their respective Percentage Interests to the extent such item of loss or deduction exceeds such Managing Owner’s Adjusted Capital Account balance; provided that the allocation of any such item to such other Unitholders shall only be made hereunder to the extent the allocation would not result in or increase a negative balance in the Adjusted Capital Account of such other Unitholders. If such an allocation occurs, items of income or gain that would otherwise be allocated to the Managing Owner equal to the amount of such allocated loss or deduction will be allocated to the other Unitholders in accordance with their Percentage Interests as quickly as possible.

          (c) If any Unitholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Sections 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Trust income and gain shall be specially allocated to such Unitholder in an amount and manner sufficient to eliminate a deficit in its Adjusted Capital Account created by such adjustments, allocations or distributions as quickly as possible. This Section 6.3(c) is intended to constitute a “qualified income offset” within the meaning of Treasury Regulation Section 1.704-1(b)(2)(ii)(d).

          (d) Notwithstanding any other provision of this Trust Agreement, upon or prior to the issuance of additional Units, the Managing Owner shall have the sole and complete discretion, without the approval of any other Unitholder, to amend any provision of this Article VI in any manner, as is necessary, appropriate or advisable to comply with any current or future provisions of the Code or the Treasury Regulations or to implement the terms and conditions of any Units.

     SECTION 6.4 Code Section 754 Adjustments. To the extent an adjustment to the tax basis of any Trust asset pursuant to Section 743(b) or 743(c) of the Code is required, pursuant to Treasury Regulation Section 1.704-1(b)(2)(iv)(m), to be taken into account in determining Capital Accounts, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis) and such item of gain or loss shall be specially allocated to the Unitholders in a manner consistent with the manner in which their Capital Accounts are required to be adjusted pursuant to such regulation. For purposes of computing the adjustments under Section 743(b) of the Code, the Trust is authorized (but not required), in the Managing Owner’s sole and complete discretion, to adopt a convention whereby the price paid by a transferee of Units will be deemed to be the weighted average closing price of the Units on the Exchange during the calendar month in which such transfer is deemed to occur pursuant to Section 5.3 without regard to the actual price paid by the transferee (or any other convention as the Managing Owner may determine in its sole and complete discretion).

     SECTION 6.5 Allocation of Profit and Loss for U.S. Federal Income Tax Purposes.

          (a) Except as otherwise provided, each item of income, gain, loss, deduction and credit of the Trust shall be allocated among the Unitholders in accordance with their respective Percentage Interests.

          (b) In an attempt to eliminate Book-Tax Disparities attributable to Adjusted Property, items of income, gain, and loss will be allocated for U.S. federal income tax purposes among the Unitholders as follows:

            (i) Items attributable to an Adjusted Property will be allocated among the Unitholders in a manner consistent with the principles of Section 704(c) of the Code to take into account the Unrealized Gain or Loss attributable to the property and the allocations thereof pursuant to Section 6.3(a) and (b).

            (ii) Any items of income, gain, loss or deduction otherwise allocable under this Section 6.5 shall be subject to allocation by the Managing Owner in a manner designed to eliminate, to the maximum extent possible, Book-Tax Disparities in an Adjusted Property otherwise resulting from the application of the ceiling limitation under Section 704(c) principles to the allocations provided under this Section.

            (iii) Subject to this Section 6.5(b), any items of income, gain, loss or deduction otherwise allocable to the Managing Owner pursuant to Section 6.3(a) that constitutes the tax corollary of an item of “book” income, gain, loss or deduction that has been allocated to such other Unitholders pursuant to Section 6.3(b) shall be allocated to the other Unitholders in the same manner and to the same extent provided in this Section 6.5(b).

            (iv) If any Unitholder unexpectedly receives any adjustments, allocations or distributions described in Treasury Regulation Section 1.704-1(b)(2)(ii)(d), items of income and gain shall be specially allocated to such Unitholder in an amount and manner consistent with the allocations of income and gain pursuant to Section 6.3(c).

          (c) The allocation of income and loss (and items thereof) for U.S. federal income tax purposes set forth in this Section 6.5 is intended to allocate taxable income and loss among Unitholders generally in the ratio and to the extent that net profit and net loss shall be allocated to such Unitholders under Section 6.3 so as to eliminate, to the extent possible, any disparity between a Unitholder’s book capital account and his tax capital account, consistent with the principles set forth in Sections 704(b) and (c)(2) of the Code.

          (d) Notwithstanding this Section 6.5, if after taking into account any distributions to be made with respect to such Unit for the relevant period pursuant to Section 6.7 herein, any allocation would produce a deficit in the book capital account of a Unit, the portion of such allocation that would create such a deficit shall instead be allocated pro rata to the book capital accounts of all the remaining Unitholders in the Trust (subject to the same limitation).

     SECTION 6.6 Effect of Section 754 Election. All items of income, gain, loss, deduction and credit recognized by the Trust for U.S. federal income tax purposes and allocated to Unitholders in accordance with the provisions of this Trust Agreement shall be determined without regard to any election under Section 754 of the Code which may be made by the Trust; provided, however, that such allocations, once made, shall be adjusted as necessary or appropriate to take into account those adjustments permitted or required by Sections 734 or 743 of the Code.

     SECTION 6.7 Allocation of Distributions. Initially, distributions shall be made by the Managing Owner, and the Managing Owner shall have sole discretion in determining the amount and frequency of distributions, other than redemptions, with respect to the Units; provided, however, that no distribution shall be made that violates the Delaware Trust Statute. The aggregate distributions made in a Tax Year (other than distributions on termination, which shall be allocated in the manner described in Article XIII) shall be allocated among the holders of record of Units in the ratio in which the number of Units held of record by each of them bears to the number of Units held of record by all of the Unitholders as of the record date of such distribution; provided, further, however, that any distribution made in respect of a Unit shall not exceed the book capital account for such Unit.

     SECTION 6.8 Admissions of Unitholders; Transfers. For purposes of this Article VI, items of the Trust’s income, gain, loss, deduction and credit attributable to a transferred Unit shall, for U.S. federal income tax purposes, be determined on an annual basis and prorated on a monthly basis (or other basis, as required or permitted by Section 706 of the Code) and shall be allocated to such Unitholders who own the Units as of the close of NYSE Arca on the last day of the month in which the transfer is recognized by the Trust; provided that, gain or loss on the sale or other disposition of all or a substantial portion of the assets of the Trust shall be allocated to the Unitholders who own Units on the last day of the month in which such gain or loss is recognized for U.S. federal income tax purposes. The Managing Owner may revise, alter or otherwise modify such methods of determination and allocation as it determines necessary, to the extent permitted by Section 706 of the Code and the regulations or rulings promulgated thereunder.

     SECTION 6.9 Liability for State and Local and Other Taxes. In the event that the Trust shall be separately subject to taxation by any state or local or by any foreign taxing authority, the Trust shall be obligated to pay such taxes to such jurisdiction. In the event that the Trust shall be required to make payments to any U.S. federal, state or local or any foreign taxing authority in respect of any Unitholder’s allocable share of income, the amount of such taxes shall be considered a loan by the Trust to such Unitholder, and such Unitholder shall be liable for, and shall pay to the Trust, any taxes so required to be withheld and paid over by the Trust within ten (10) days after the Managing Owner’s request therefor. Such Unitholder shall also be liable for (and the Managing Owner shall be entitled to redeem additional Units of the foreign Unitholder as necessary to satisfy) interest on the amount of taxes paid over by the Trust to the IRS or other taxing authority, from the date of the Managing Owner’s request for payment to the date of payment or the redemption, as the case may be, at the rate of two percent (2%) over the prime rate charged from time to time by Citibank, N.A. The amount, if any, payable by the Trust to the Unitholder in respect of Units so redeemed, or in respect of any other actual distribution by the Trust to such Unitholder, shall be reduced by any obligations owed to the Trust by the Unitholder, including, without limitation, the amount of any taxes required to be paid over by the Trust to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Trust from any actual distribution or redemption payment to such Unitholder shall be treated as an actual distribution to such Unitholder for all purposes of this Trust Agreement.

     SECTION 6.10 Consent to Methods. The methods set forth in this Article VI by which distributions are made and items of Profit and Loss are allocated are hereby expressly consented to by each Unitholder as an express condition to becoming a Unitholder.

ARTICLE VII

REDEMPTIONS

     SECTION 7.1 Redemption of Redemption Baskets

          (a) The procedures for the redemption of Redemption Baskets as specified in the schedules, exhibits, annexes, attachments and procedures, as applicable, to the Participant Agreement, which may be amended from time to time in accordance with the provisions of the Participant Agreement (and any such amendment will not constitute an amendment of this Trust Agreement), will govern the Trust with respect to the redemption of Redemption Baskets.

          (b) Redemption Baskets effectively redeemed pursuant to the provisions of the Participant Agreement shall be cancelled by the Trust in accordance with the Depository’s procedures.

     SECTION 7.2 Other Redemption Procedures. The Managing Owner from time to time may, but shall have no obligation to, establish procedures with respect to redemption of Units in lot sizes smaller than the Redemption Basket and permitting the Redemption Distribution to be in a form, and delivered in a manner, other than that specified in the Participant Agreement.

ARTICLE VIII

THE LIMITED OWNERS

     SECTION 8.1 No Management or Control; Limited Liability; Exercise of Rights through DTC. The Limited Owners shall not participate in the management or control of the Trust’s business nor shall they transact any business for the Trust or have the power to sign for or bind the Trust, said power being vested solely and exclusively in the Managing Owner. Except as provided in Section 8.3 hereof, no Limited Owner shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust in excess of its Capital Contribution plus its share of the Trust Estate and profits remaining, if any. Except as provided in Section 8.3 hereof, each Unit owned by a Limited Owner shall be fully paid and no assessment shall be made against any Limited Owner. No salary shall be paid to any Limited Owner in its capacity as a Limited Owner, nor shall any Limited Owner have a drawing account or earn interest on its Capital Contribution. By the purchase and acceptance or other lawful delivery and acceptance of Units, each Beneficial Owner shall be deemed to be a Limited Owner and beneficiary of the Trust and vested with beneficial undivided interest in the Trust to the extent of the Units owned beneficially by such Beneficial Owner, subject to the terms and conditions of this Trust Agreement. The rights of Beneficial Owners under this Trust Agreement must be exercised by Direct Participants, or Indirect Participants, as applicable, acting on their behalf in accordance with the rules and procedures of the Depository, as provided in Section 3.5.

     SECTION 8.2 Rights and Duties. The Limited Owners shall have the following rights, powers, privileges, duties and liabilities:

          (a) The Limited Owners shall have the right to obtain from the Managing Owner information on all things affecting the Trust, provided that such is for a purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust.

          (b) The Limited Owners shall receive the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

          (c) Except for the Limited Owners’ redemption rights set forth in Article VII hereof, the Limited Owners shall have the right to demand the return of their Capital Account only upon the dissolution and winding up of the Trust and only to the extent of funds available therefor. In no event shall a Limited Owner be entitled to demand or receive property other than cash. Except with respect to class differences, no Limited Owner shall have priority over any other Limited Owner either as to the return of capital or as to profits, losses or distributions. The Limited Owners shall not have any right to bring an action for partition against the Trust.

          (d) Limited Owners holding Units representing at least a majority (over 50%) in Net Asset Value (not including Units held by the Managing Owner and its Affiliates), voting separately as a class, may vote to (i) continue the Trust as provided in Section 13.1(a), (ii) remove the Managing Owner on reasonable prior written notice to the Managing Owner, and (iii) terminate the Trust as provided in Section 13.1(e). Units held by the Managing Owner and its Affiliates shall be excluded in determining the above voting percentage.

     Except as set forth above, the Limited Owners shall have no voting or other rights with respect to the Trust.

     SECTION 8.3 Limitation of Liability.

          (a) Except as provided in Section 4.7(f) hereof, and as otherwise provided under Delaware law, the Limited Owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Limited Owner shall be liable for claims against, or debts of the Trust in excess of its Capital Contribution and its share of the Trust Estate and undistributed profits, except in the event that the liability is founded upon misstatements or omissions contained in such Limited Owner’s Participant Agreement delivered in connection with his purchase of Units. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption unless, under Delaware law, such Limited Owner is liable to repay such amount.

          (b) The Trust shall indemnify to the full extent permitted by law and the other provisions of this Trust Agreement, and to the extent of the Trust Estate, each Limited Owner against any claims of liability asserted against such Limited Owner solely because he is a beneficial owner of one or more Units as a Limited Owner (other than for taxes for which such Limited Owner is liable under Section 6.9 hereof).

          (c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of such instrument are not binding upon the Limited Owners individually but are binding only upon the assets and property of the Trust, and no resort shall be had to the Limited Owners’ personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Limited Owners individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 8.3 shall diminish the limitation on the liability of the Trust to the extent set forth in Sections 3.7 and 3.8 hereof.

ARTICLE IX

BOOKS OF ACCOUNT AND REPORTS

     SECTION 9.1 Books of Account. Proper books of account for the Trust shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Managing Owner in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Trust’s business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and each Limited Owner (or any duly constituted designee of a Limited Owner) shall have, at all times during normal business hours, free access to and the right to inspect and copy the same for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust, including such access as is required under CFTC rules and regulations. Such books of account shall be kept, and the Trust shall report its Profits and Losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article X.

     SECTION 9.2 Annual Reports, Monthly Statements and Periodic Reports.

          (a) Each Limited Owner shall be furnished as of the end of each month and as of the end of each Fiscal Year with (a) such reports (in such detail) as are required to be given to Limited Owners by the CFTC and the NFA subject to, as applicable, either (i) certain relief granted by the CFTC, or (ii) pursuant to the applicable rules and regulations of the CFTC, (b) any other reports (in such detail) required to be given to Limited Owners by any other governmental authority which has jurisdiction over the activities of the Trust and (c) any other reports or information which the Managing Owner, in its discretion, determines to be necessary or appropriate.

          (b) Each Limited Owner will have access to periodic reports filed with the SEC by the Managing Owner on behalf of the Trust. The Managing Owner will file (a) the Quarterly Reports on Form 10-Q, filed for the first three quarters of each Fiscal Year, and (b) the Annual Reports on Form 10-K, filed at end of each Fiscal Year and (c) Current Reports on Form 8-K, which will be filed as necessary to announce material events not disclosed in either Form 10-Q or 10-K.

     SECTION 9.3 Tax Information. Appropriate tax information (adequate to enable each Limited Owner to complete and file its U.S. federal tax return) shall be delivered to each Limited Owner as soon as practicable following the end of each Tax Year but generally no later than March 15.

     SECTION 9.4 Calculation of Net Asset Value. Net Asset Value shall be calculated at such times as the Managing Owner shall determine from time to time.

     SECTION 9.5 Maintenance of Records. The Managing Owner shall maintain: (a) for a period of at least six Fiscal Years all books of account required by Section 9.1 hereof; a list of the names and last known addresses of, and number of Units owned by, all Unitholders, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Trust’s U.S. federal, state and local income tax returns and reports, if any; and (b) for a period of at least six Fiscal Years copies of any effective written Trust Agreements, Participant Agreements, including any amendments thereto, and any financial statements of the Trust. The Managing Owner may keep and maintain the books and records of the Trust in paper, magnetic, electronic or other format as the Managing Owner may determine in its sole discretion, provided the Managing Owner uses reasonable care to prevent the loss or destruction of such records.

ARTICLE X

FISCAL YEAR; TAX YEAR

     SECTION 10.1 Fiscal Year. The Trust shall adopt a fiscal year (“Fiscal Year”) that shall end on June 30. The first Fiscal Year of the Trust shall commence on the date of filing of the Certificate of Trust and shall end on June 30 of the year during which the Certificate of Trust was initially filed. The Fiscal Year in which the Trust shall terminate shall end on the date of such termination.

     SECTION 10.2 Tax Year. The Trust shall adopt the calendar year as its taxable year (“Tax Year”). The first Tax Year of the Trust shall commence on the date of filing of the Certificate of Trust and shall end on the December 31 of the year during which the Certificate of Trust was initially filed. If, after commencement of operations, applicable tax rules require the Trust to adopt a taxable year other than the calendar year, the term “Tax Year” for the Trust shall mean such other taxable year as required by Code Section 706 or an alternative taxable year chosen by the Managing Owner which has been approved by the Internal Revenue Service. The Tax Year in which the Trust shall terminate shall end on the date of such termination.

ARTICLE XI

AMENDMENT OF TRUST AGREEMENT; MEETINGS

     SECTION 11.1 Amendments to the Trust Agreement.

          (a) This Trust Agreement may be amended without Unitholder approval, and all Unitholders purchase Units with notice that it may be so amended except to the extent expressly required under Delaware or applicable U.S. federal law or rules or regulations of the Exchange. The Managing Owner may, without any Limited Owner vote, amend or otherwise supplement this Trust Agreement by making an amendment, a trust instrument supplemental hereto or an amended and restated Trust Agreement; provided, that the Limited Owners shall have the right to vote, on a series by series basis, as applicable, on any amendment if expressly required under Delaware or U.S. federal law or rules or regulations under an Exchange, or submitted to them by the Managing Owner in its sole discretion; and provided, further, that no amendment affecting the rights or duties of the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing. No amendment shall be made to this

Trust Agreement without the consent of the Trustee if it reasonably believes that such amendment adversely affects any of the rights, duties or liabilities of the Trustee.

          (b) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Trust Statute, to reflect such change. At the expense of the Managing Owner, the Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Managing Owner or if such amendment is required in the opinion of the Trustee.

          (c) The Trustee shall be under no obligation to execute any amendment to the Trust Agreement or to any agreement to which the Trust is a party until it has received an instruction letter from the Managing Owner, in form and substance reasonably satisfactory to the Trustee (i) directing the Trustee to execute such amendment, (ii) representing and warranting to the Trustee that such execution is authorized and permitted by the terms of the Trust Agreement and (if applicable) such other agreement to which the Trust is a party and does not conflict with or violate any other agreement to which the Trust is a party and (iii) confirming that such execution and acts related thereto are covered by the indemnity provisions of the Trust Agreement in favor of the Trustee and do not adversely affect the Trustee.

          (d) To the fullest extent permitted by law, no provision of this Trust Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.

     SECTION 11.2 Meetings of the Trust. Meetings of the Unitholders may be called by the Managing Owner and will be called by it upon the written request of Limited Owners holding Units equal to at least 30% of the Net Asset Value of the applicable series. Such call for a meeting shall be deemed to have been made upon the receipt by the Managing Owner of a written request from the requisite percentage of Limited Owners of a series.

     The Managing Owner shall deposit in the United States mail, within fifteen (15) days after receipt of said request, written notice to all applicable Limited Owners of the meeting and the purpose of the meeting, which shall be held on a date, not less than thirty (30) nor more than sixty (60) days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of Limited Owners for the debts of the Trust. Any Unitholder may waive notice, which waiver may be submitted by U.S. mail, overnight mail, express mail, telephone, electronic mail, telefacsimile, telegraph, internet or other electronic media. The waiver of notice need not specify either the business to be transacted or the purpose of any meeting of Unitholders. Attendance by a person at a meeting shall also constitute a waiver of notice of that meeting, except when the person objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting if that objection is expressly made at the beginning of the meeting.

     Unitholders entitled to vote on any matter shall have the right to do so either in person or by one or more agents authorized by a written or electronic proxy authorized by the person and filed with the Managing Owner. A proxy shall be deemed authorized if the Unitholder’s name is placed on the proxy (whether by manual signature, typewriting, telephonic or internet transmission or otherwise) by the Unitholder or the Unitholder’s attorney-in-fact. A validly authorized proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the person executing it before the vote pursuant to that proxy by a writing delivered to the Managing Owner stating that the proxy is revoked or by a subsequent proxy executed by, or attendance at the meeting and voting in person by, the person executing that proxy; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Managing Owner before the vote pursuant to that proxy is counted; provided however, that no proxy shall be valid after the expiration of eleven (11) months from the date of the proxy unless otherwise provided in the proxy.

     SECTION 11.3 Action Without a Meeting. Any action required or permitted to be taken by Unitholders of a series by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Unitholder of a series to any action of the Trust or any Unitholder of such series, as contemplated by this Trust Agreement, is solicited by the Managing Owner, the solicitation shall be effected by notice to each Unitholder of the applicable series given in the manner provided in Section 14.5. The vote or consent of each Unitholder of a series so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Unitholder, unless the Unitholder expresses written objection to the vote or consent by notice given in the manner provided in Section 14.5 below and actually received by the Trust within twenty (20) days after the notice of solicitation is effected. The Managing Owner and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Unitholders of a series shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Unitholders of a series in any manner other than as expressly provided in Section 14.5.

     SECTION 11.4 Record Dates. For the purpose of determining the Unitholders of any series or class who are entitled to vote or act at any meeting or any adjournment thereof, the Managing Owner may from time to time fix a date, which shall be not more than one-hundred and twenty (120) days before the date of any meeting of Unitholders, as the record date for determining the Unitholders of such series or class having the right to notice of and to vote at such meeting and any adjournment thereof, and in such case only Unitholders of record on such record date shall have such right, notwithstanding any transfer of Units on the books of the Trust after the record date. For the purpose of determining the Unitholders of any series or class who are entitled to receive payment of any distribution, the Managing Owner may from time to time fix a date, which shall be before the date for the payment of such dividend or such other payment, as the record date for determining the Unitholders of such series or class having the right to receive such distribution. Nothing in this Section shall be construed as precluding the Managing Owner from setting different record dates for different series or classes.

     SECTION 11.5 Voting Powers. (a) Except as required under applicable U.S. federal law or under the rules or regulations of an Exchange, the Unitholders shall have no voting rights hereunder (including with respect to mergers, consolidations or conversions of the Trust or transfers to or domestication in any jurisdiction by the Trust or with respect to any other matters that under the Delaware Trust Statute default voting rights are provided to holders of beneficial interests.) The Unitholders of a series shall have the right to vote on other matters only as the Managing Owner may consider desirable and so authorizes in its sole discretion. To the extent that federal or Delaware law is amended, modified or interpreted by rule, regulation, order, or no-action letter to (on a mandatory basis) expand, eliminate or limit Unitholders’ right to vote on any specific matter, the Unitholders’ right to vote shall be deemed to be amended, modified or interpreted in accordance therewith without further approval by the Managing Owner or the Unitholders.

          (b) On each matter, if any, submitted to a vote of Unitholders, unless the Managing Owner determines otherwise, all Units of all series or classes shall vote together as a single series or class; provided, however, that: (i) as to any matter with respect to which a separate vote of any series or class is required by applicable law or is required by attributes applicable to any series or class, such requirements as to a separate vote by that series or class shall apply; (ii) unless the Managing Owner determines that this clause (ii) shall not apply in a particular case, to the extent that a matter referred to in clause (i) above affects more than one series or class and the interests of each such series or class in the matter are identical, then the Units of all such affected series or classes shall vote together as a single series or class; and (iii) as to any matter which does not affect the interests of a particular series or class, only the holders of Units of the one or more affected series or classes shall be entitled to vote. As determined by the Managing Owner, in its sole discretion, without the vote or consent of Unitholders, on any matter submitted to a vote of Unitholders either (i) each whole Unit shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Unit shall be entitled to a proportionate fractional vote or (ii) each dollar of Net Asset Value (number of Units owned times Net Asset Value Per Unit of the Trust, or of such class, as applicable) shall be entitled to one vote on any matter on which such Units are entitled to vote and each fractional dollar amount shall be entitled to a proportionate fractional vote. Without limiting the power of the Trustee in any way to designate otherwise in accordance with the preceding sentence, the Managing Owner hereby establishes that each whole Unit shall be entitled to one vote as to any matter on which it is entitled to vote and each fractional Unit shall be entitled to a proportionate fractional vote. Units may be voted in person or by proxy or in any manner determined by the Managing Owner.

     SECTION 11.6 Adjourned Meeting; Notice. Any Unitholders’ meeting, whether or not a quorum is present, may be adjourned from time to time by the Managing Owner or by the vote of a majority of the Units of the Trust or a series or class, as the case may be, represented at that meeting, either in person or by proxy. When any meeting of Unitholders is adjourned to another time or place, notice need not be given of the adjourned meeting at which the adjournment is taken, unless a new record date of the adjourned meeting is fixed or unless the adjournment is for more than sixty (60) days from the date set for the original meeting, in which case the Managing Owner shall set a new record date. Notice of any such adjourned meeting shall be given to each Unitholder of record entitled to vote at the adjourned meeting. At any adjourned meeting, the Trust may transact any business which might have been transacted at the original meeting.

     SECTION 11.7 Voting Procedure. The Trust shall be authorized to solicit, and a Limited Owner shall be entitled to submit a proxy ballot containing the voting instructions of such Unitholder, in person, or by U.S. mail, overnight mail, express mail, telephone, electronic mail, telefacsimile, telegraph, internet or other electronic media, provided however, that the Managing Owner or an officer of the Trust may limit or delineate the types of media and methods by which a Limited Owner may submit voting instructions. On any matter any Unitholder may vote part of the Units in favor of the proposal and refrain from voting the remaining Units or vote them against the proposal, but if the Limited Owner fails to specify the number of Units which the Limited Owner is voting affirmatively, it will be conclusively presumed that the Unitholder’s approving vote is with respect to the total Units that the Limited Owner is entitled to vote on such proposal.

     SECTION 11.8 Quorum And Required Vote. Except when a larger quorum is required by applicable law or by this Trust Agreement, the presence (in person or by ballot) of thirty-three and one-third percent (33 1/3%) of the Units entitled to vote shall constitute a quorum at a Unitholder’s meeting. When any one or more series or classes is to vote as a single series or class separate from any other Units, thirty-three and one-third percent (33 1/3%) of the Units of each such series or class entitled to vote shall constitute a quorum at a Unitholder’s meeting of that series or class. Any meeting of Unitholders may be adjourned consistent with the provisions of Section 11.6 above, whether or not a quorum is present. When a quorum is present at any meeting, a majority of the Units represented at the meeting shall decide any questions except when a different vote is required by any provision of this Trust Agreement or by applicable law.

ARTICLE XII

TERM

     SECTION 12.1 Term. The term for which the Trust is to exist shall commence on the date of the filing of the Certificate of Trust and shall be perpetual, unless terminated pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

ARTICLE XIII

TERMINATION

     SECTION 13.1 Events Requiring Dissolution of the Trust. The Trust shall dissolve at any time upon the happening of any of the following events:

          (a) The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of ninety (90) days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner (each of the foregoing events an “Event of Withdrawal”) unless (i) at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Trust or (ii)

within ninety (90) days of such Event of Withdrawal all the remaining Unitholders agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor Managing Owners. If the Trust is dissolved as the result of an Event of Withdrawal and a failure of all remaining Unitholders to continue the business of the Trust and to appoint a successor Managing Owner as provided in clause (a)(ii) above, within one hundred and twenty (120) days of such Event of Withdrawal, Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value (not including Units held by the Managing Owner and its Affiliates) may elect to continue the business of the Trust by forming a new statutory trust (the “Reconstituted Trust”) on the same terms and provisions as set forth in this Trust Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Trust). Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such an election is made, all Limited Owners of the Trust shall be bound thereby and continue as Limited Owners of the Reconstituted Trust.

          (b) The occurrence of any event which would make unlawful the continued existence of the Trust.

          (c) In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator and/or commodity trading advisor, as applicable, under the CE Act, or membership with the NFA (if, in either case, such registration is required under the CE Act or the rules promulgated thereunder) unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.

          (d) The Trust becomes insolvent or bankrupt.

          (e) The Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value (which excludes the Units of the Managing Owner) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) days prior to the effective date of termination.

          (f) The determination of the Managing Owner that the Trust’s aggregate net assets in relation to the operating expenses of the Trust make it unreasonable or imprudent to continue the business of the Trust, or, in the exercise of its reasonable discretion, the determination by the Managing Owner to dissolve the Trust because the aggregate Net Asset Value as of the close of business on any Business Day declines below $10 million.

          (g) The Trust is required to be registered as an investment company under the Investment Company Act of 1940.

          (h) DTC is unable or unwilling to continue to perform its functions, and a comparable replacement is unavailable.

          (i) The Managing Owner determines to dissolve the Trust for any reason or for no reason.

     The death, legal disability, bankruptcy, insolvency, dissolution, or withdrawal of any Limited Owner (as long as such Limited Owner is not the sole Limited Owner of the Trust) shall not result in the termination of the Trust and such Limited Owner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Owner’s Units except as provided in the Participant Agreement. Each Limited Owner (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Trust and any right to an audit or examination of the books of the Trust, except for such rights as are set forth in Article IX hereof relating to the books of account and reports of the Trust.

     SECTION 13.2 Distributions on Dissolution. Upon the dissolution of the Trust the Managing Owner (or in the event there is no Managing Owner, such person (the “Liquidating Trustee”) as the majority in interest of the Limited Owners may propose and approve) shall take full charge of the Trust Estate. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing Owner under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, in accordance with Section 3808(e) of the Delaware Trust Statute, the business and affairs of the Trust shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Managing Owner and each Limited Owner pro rata in accordance with his positive book capital account balance, less any amount owing by such Unitholder, after giving effect to all adjustments made pursuant to Article VI and all distributions theretofore made to the Unitholders pursuant to Article VI.

     SECTION 13.3 Termination; Certificate of Cancellation. Following the dissolution and distribution of the assets of the Trust, the Trust shall terminate and the Managing Owner or Liquidating Trustee, as the case may be, shall instruct the Trustee to execute and cause a certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Trust Statute at the expense of the Managing Owner. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

ARTICLE XIV

MISCELLANEOUS

     SECTION 14.1 Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of U.S. federal or state securities laws shall not be governed by this Section, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Trust Statute) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Trustee, the Managing Owner, the Unitholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Trust Statute) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents, or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Managing Owner set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a statutory trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

SECTION 14.2 Provisions In Conflict With Law or Regulations.

          (a) The provisions of this Trust Agreement are severable, and if the Managing Owner shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Trust Statute or other applicable U.S. federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Managing Owner shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Managing Owner or Trustee shall be liable for making or failing to make such a determination.

          (b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

     SECTION 14.3 Merger and Consolidation. The Managing Owner may cause (i) the Trust to be merged into or consolidated with, converted to or to sell all or substantially all of its assets to, another trust or entity; (ii) the Units of a class to be converted into another class of Units; (iii) the Units of the Trust to be converted into beneficial interests in another statutory trust; or (iv) the Units of the Trust to be exchanged for units in another trust or company under or pursuant to any state or federal statute to the extent permitted by law. For the avoidance of doubt, the Managing Owner, with written notice to the Unitholders, may approve and effect any of the transactions contemplated under (i) – (iv) above without any vote or other action of the Unitholders.

     SECTION 14.4 Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

     SECTION 14.5 Notices. All notices or communications under this Trust Agreement (other than notices of pledge or encumbrance of Units, and reports and notices by the Managing Owner to the Limited Owners) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier; and addressed, in each such case, to the address set forth in the books and records of the Trust or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Notices of pledge or encumbrance of Units shall be effective upon timely receipt by the Managing Owner in writing.

     SECTION 14.6 Counterparts. This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

     SECTION 14.7 Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Unitholders. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and permitted assignees, and all Unitholders and assignees agree that the Trust and the Managing Owner, in determining such rights, shall rely on such records and that Limited Owners and assignees shall be bound by such determination.

     SECTION 14.8 No Legal Title to Trust Estate. Subject to the provisions of Section 1.7 in the case of the Managing Owner, the Unitholders shall not have legal title to any part of the Trust’s Trust Estate.

     SECTION 14.9 Creditors. No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the Trust’s Trust Estate.

     SECTION 14.10 Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

     SECTION 14.11 Goodwill; Use of Name. No value shall be placed on the name or goodwill of the Trust, which shall belong exclusively to Factor Capital Management, LLC.

     IN WITNESS WHEREOF, the undersigned have duly executed this Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

Wilmington Trust Company,
as Trustee

By:	/s/ Joseph B. Feil

Name: Joseph B. Feil
Title: Vice President

Factor Capital Management, LLC,
as Managing Owner

By:	/s/ Stuart J. Rosenthal

Name: Stuart J. Rosenthal
Title: Chief Executive Officer

EXHIBIT A

DESCRIPTION OF THE INDEX

S&P INDICES	S&P FACTOR INDICES INDEX METHODOLOGY

July 2010

Table of Contents

Introduction	2

Highlights	2
Factors	3
Index Construction	4

Factor Indices	4
Summary of Index Construction	5
Futures Roll	6
Calculation of Sub-Index Excess Return	6
Calculation of Factor Index Excess Return	7
Calculation of the Index Total Return	7
Index Maintenance	8

Rebalancing	8
Index Governance	9

Index Committee	9
Index Policy	10

Announcements	10
Holiday Schedule	10
Index Dissemination	11

Tickers	11
S&P Contact Information	12

Index Management	12
Media Relations	12
Product Management	12
Index Operations & Business Development	12
Disclaimer	13

Standard & Poor’s: S&P Factor Indices Methodology	1

Introduction

Highlights

The Standard & Poor’s Factor Indices are intended to reflect the differences in the inter-commodity spreads (positive or negative) between the corresponding sub-indices constructed from futures contracts.

Each Index is comprised of an equally weighted long sub-index and short sub-index and is calculated to reflect the corresponding inter-commodity spread, which is the difference in the daily changes between the value of the Long Sub-Index and the value of the Short Sub-Index. The objective of each Index is to potentially benefit from the price difference between the Sub-Indices and, in turn, the underlying futures contracts.

The indices are calculated on a real time basis.

Standard & Poor’s: S&P Factor Indices Methodology	2

Factors

Each Factor Index is comprised of a long sub-index and a short sub-index. The Long Sub-Index is composed of the long front futures contract. The Short Sub-Index is composed of the short front futures contract. Each Index is calculated to reflect the corresponding inter-commodity spread, which is the difference in the daily changes (positive or negative) between the value of the Long Sub-Index and the value of the Short Sub-Index.

The following factors are represented in the series:

1.	Equity Risk Premium: Measures the spread of the return of US stocks over the return of long term Government Bonds. The constituents are:
	Long Sub-Index:	S&P 500 Futures Excess Return Index
	Short Sub-Index:	S&P 30 Year US Treasury Bond Futures Excess Return Index

2.	Non-US Dollar Equity: Measures the spread of the return of US stocks over the return of the US Dollar Index. The constituents are:
	Long Sub-Index:	S&P 500 Futures Excess Return Index
	Short Sub-Index:	S&P US Dollar Futures Excess Return Index

3.	Crude Oil – Equity Spread: Measures the spread of the return on Crude Oil over the return of US stocks. The constituents are:
	Long Sub-Index:	S&P GSCI Crude Oil Index
	Short Sub-Index:	S&P 500 Futures Excess Return Index

4.	Gold – Equity Spread: Measures the spread of the return of gold over the return of US stocks. The constituents are:
	Long Sub-Index:	S&P GSCI Gold Index
	Short Sub-Index:	S&P 500 Futures Excess Return Index

Standard & Poor’s: S&P Factor Indices Methodology	3

Index Construction

Factor Indices

Standard & Poor’s calculates an Excess Return (ER) and Total Return (TR) version of each of the indices described below.

1.

S&P US Equity Risk Premium Index. The construction of the index involves taking a long position in the S&P 500 Futures Excess Return Index and a short position in the S&P 30 Year US Treasury Bond Futures Excess Return Index.

S&P 500 Futures Excess Return Index. The index is constructed from the front-month E-mini futures contract on the S&P 500 index, traded under the symbol ES on the CME.

S&P 30 Year US Treasury Bond Futures Excess Return Index. The index is constructed from the front-month futures contract on the 30 Year US Treasury Bond, traded under the symbol US on the CME.

2.

S&P 500 Non-US Dollar Index. The construction of the index involves taking a long position in the S&P 500 Futures Excess Return Index and a short position in the S&P US Dollar Futures Excess Return Index.

The S&P US Dollar Futures Excess Return Index. The index is constructed from the front-month futures contract on the US Dollar Index, which is traded under the symbol DX on the ICE.

3.

S&P Crude Oil – Equity Spread Index. The construction of the index involves taking a long position in the S&P GSCI Crude Oil Index and a short position in the S&P 500 Futures Excess Return Index. For construction of the constituent sub-indices, please refer to the S&P GSCI Index Methodology and the S&P 500 Future Excess Return Index (above), respectively.

4.

S&P Gold – Equity Spread Index: The construction of the index involves taking a long position in the S&P GSCI Gold Index and a short position in the S&P 500 Futures Excess Return Index. For construction of the constituent sub- indices, please refer to the S&P GSCI Index Methodology and the S&P 500 Future Excess Return Index (above), respectively..

Calculation formulae are on the following pages.

Standard & Poor’s: S&P Factor Indices Methodology	4

Summary of Index Construction

Index	Sub-Indices and Sub-Index Futures Contracts	Exchange (Symbol)	Base Date	Sub- Index Base Weight (%)	Contract Months

S&P US Equity Risk Premium Index	Long Sub-Index: S&P 500 Futures Excess Return Index Long Sub-Index Futures Contract: E-mini Standard and Poor’s 500 Stock Price Index Futures	CME (ES)	9/9/1997	100	March June September December
	Short Sub-Index: S&P 30 Year US Treasury Bond Futures Excess Return Index Short Sub-Index Futures Contract: 30-Year US Treasury Bond Futures	CME (US)	9/9/1997	100

S&P 500 Non- US Dollar Index	Long Sub-Index: S&P 500 Futures Excess Return Index Long Sub-Index Futures Contract: E-mini Standard and Poor’s 500 Stock Price Index Futures	CME (ES)	9/9/1997	100	March June September December
	Short Sub-Index: S&P US Dollar Futures Index Short Sub-Index Futures Contract: US Dollar Index Futures	ICE (DX)	9/9/1997	100

S&P Crude Oil - Equity Spread Index	Long Sub-Index: S&P GSCI Crude Oil Excess Return Index Long Sub-Index Futures Contracts: Light Sweet Crude Oil Futures	NYMEX (CL)	9/9/1997	100	Roll pursuant to S&P GSCI schedule
	Short Sub-Index: S&P 500 Futures Excess Return Index Short Sub-Index Futures Contract: E-mini Standard and Poor’s 500 Stock Price Index Futures	CME (ES)	9/9/1997	100	March, June, September, December

S&P Gold - Equity Spread Index	Long Sub-Index: S&P GSCI Gold Excess Return Index Long Sub-Index Futures Contract: Gold Futures	COMEX (GC)	9/9/1997	100	Roll pursuant S&P GSCI schedule
	Short Sub-Index: S&P 500 Futures Excess Return Index Short Sub-Index Futures Contract: E-mini Standard and Poor’s 500 Stock Price Index Futures	CME (ES)	9/9/1997	100	March, June, September, December

Note:
CME means the Chicago Mercantile Exchange, Inc., or its successor.	NYMEX means the New York Mercantile Exchange or its successor.

ICE means the Intercontinental Exchange, Inc. or its successor.	COMEX means the COMEX division of NYMEX or its successor.

Standard & Poor’s: S&P Factor Indices Methodology	5

Futures Roll

Each Sub-Index, which is constructed from futures contracts, includes a provision for the replacement of the index futures contracts as they approach maturity (also referred to as “rolling” or “the roll”).

For financial instrument index futures contracts (defined below), this replacement occurs over a one-day rolling period every quarter, on the fifth trading day before the expiration of the relevant contract.

Each of the equity index futures contract, the Treasury index futures contract, and the currency index futures contract reflects the changes of an underlying financial instrument. Therefore, we refer to these collectively as the financial instrument index futures contracts.

For commodity index futures contracts (currently gold and oil), the roll convention follows the established S&P GSCI® Methodology, which can be found at www.indices.standardandpoors.com.

With respect to any expiring commodity futures contract, the roll period is typically five (5) S&P GSCI Business Days, beginning on the fifth S&P GSCI Business Day of each calendar month and ending on the ninth S&P GSCI Business Day of such month. S&P GSCI Business Day is defined as a day on which the indices are calculated, as determined by the NYSE Euronext Holiday & Hours schedule. For a more detailed discussion of the rolling of commodity futures contracts please refer to S&P GSCI Methodology.

Calculation of Sub-Index Excess Return

The excess return of each of the sub-indices is calculated from the price change of the underlying futures contract. On any trading date, t, the level of each of the sub-indices is calculated as follows:

SubIndext = SubIndext–1 * (1+CDRt, t–1)	(1)

where:

SubIndext–1	=	The Excess Return Index level on the preceding business day, defined as any date on which the index is calculated.

CDRt,t –1	=	The Contract Daily return, defined as

CDRt, t – 1 =	DCRPt DCRPt – 1	– 1, and

DCRP	=	The Daily Contract Reference Price of the futures contract. The official close, as designated by the relevant exchange, is used.

Standard & Poor’s: S&P Factor Indices Methodology	6

Calculation of Factor Index Excess Return

On any trading date, t, each Factor Index is calculated as follows:

FactorExcess ReturnIndext = FactorExcess ReturnIndext–1 * (1 + IndexExcess Returnt)	(2)

IndexExcess Returnt =(WLong * ReturnLong –WShort * ReturnShort ) +(WShort –WLong )*	RiskfreeRate 360	* Dt, t –1	(3)

where:

FactorExcessReturnIndext-1 = The previous day’s Index value

WLong = Weight of long component

ReturnLong = Daily return of the long component

WShort = Weight of short component

ReturnShort = Daily return of the short component

Dt, t-1 = The number of calendar days between date t and t-1

RiskfreeRate = The 3-month T-bill Rate

The last term in equation (3) is the net interest return between reinvesting the short proceeds and the borrowing cost used to take the long position.

With a daily rebalancing, the weights of the long and short sub-indices are reset to 100%.

Calculation of the Index Total Return

For a funded investment, the total return between dates t-1 and t include risk free return for the initial cash outlay:

IndexTotal Returnt = IndexExcess Returnt +TBRt	(4)

TBR is the Treasury Bill Rate, as determined by the following formula:

where:

Deltat = Number of calendar days between the current and previous business days.

TBARt-1 = The most recent weekly high discount rate for 91-day US Treasury bills, effective on the preceding business day. Generally the rates are announced by the US Treasury on each Monday. On Mondays that are bank holidays, Friday’s rates will apply.

The Total Return index is calculated as:

FactorTotal ReturnIndext = FactorTotal ReturnIndext–1 * (1+IndexTotal Returnt)	(5)

Standard & Poor’s: S&P Factor Indices Methodology	7

Index Maintenance

Rebalancing

Implicit in the calculation of the factor indices is the assumption of daily rebalancing of the long and short positions to equal weights. Therefore, no separate announcements are made.

Standard & Poor’s: S&P Factor Indices Methodology	8

Index Governance

Index Committee

An Index Committee maintains the S&P Factor Index Series. The Index Committee may revise index policy covering rules for including currencies, the timing of rebalancing or other matters. Standard & Poor’s considers information about changes to its indices and related matters to be potentially market moving and material. Therefore, all Index Committee discussions are confidential.

Standard & Poor’s: S&P Factor Indices Methodology	9

Index Policy

Announcements

Rebalancing announcements, if needed, are made two days prior to the rebalancing date. The indices are calculated daily when the relevant US futures markets are open for official trading, excluding holidays and weekends.

In situations where an exchange is forced to close early due to unforeseen events, such as computer or electric power failures, weather conditions or other events, Standard & Poor’s will calculate the value of the index based on most recent futures price published by the exchange. If an exchange fails to open due to unforeseen circumstances, Standard & Poor’s may determine not to publish the index for that day.

Holiday Schedule

The index is calculated daily, throughout the calendar year. The indices follow the NYSE holiday schedule, despite a different schedule for the US Treasury futures (the US Government Bond holiday schedule). If there is a US Government Bond holiday when the NYSE is open, Standard & Poor’s uses the previous days' Treasury futures contract prices to calculate the current day’s index levels.

A complete holiday schedule for the year is available on Standard & Poor’s Web site at www.indices.standardandpoors.com.

Standard & Poor’s: S&P Factor Indices Methodology	10

Index Dissemination

Complete data for index replication are available through Standard & Poor’s index data group for subscription via FTP.

Tickers

Index	Bloomberg
S&P US Equity Risk Premium Excess Return Index	.SPUSERPP
S&P US Equity Risk Premium Total Return Index	.SPUSERPT
S&P 500 Non-US Dollar Excess Return Index	.SPNUSDP
S&P 500 Non-US Dollar Total Return Index	.SPNUSDTR
S&P Crude Oil - Equity Spread Excess Return Index	.SPCOESP
S&P Crude Oil – Equity Spread Total Return Index	.SPCOESTR
S&P Gold – Equity Spread Excess Return Index	.SPGDESP
S&P Gold – Equity Spread Total Return Index	.SPGDESTR
S&P 500 Futures Excess Return Index	.SPXFP
S&P 30 Year US Treasury Bond Futures Excess Return Index	.SPUSTBP
S&P US Dollar Futures Excess Return Index	.SPUSDP
S&P 500 Futures Total Return Index	.SPXFTR
S&P 30 Year US Treasury Bond Futures Total Return Index	.SPUSTBTR
S&P US Dollar Futures Total Return Index	.SPUSDTR

Standard & Poor’s: S&P Factor Indices Methodology	11

S&P Contact Information

Index Management

David M. Blitzer, Ph.D. – Managing Director & Chairman of the Index Committee
david_blitzer@standardandpoors.com	+1.212.438.3907
Mark Berkenkopf – Team Leader, Commodities
mark_berkenkopf@standardandpoors.com	+1.212.438.3244

Media Relations

David Guarino – Communications
dave_guarino@standardandpoors.com	+1.212.438.1471

Product Management

Steven Goldin – Strategy Index Product Management
steven_goldin@standardandpoors.com	+44.20.7176.8888

Index Operations & Business Development

North America
New York – Client Services
index_services@standardandpoors.com	+1.212.438.2046
Toronto
Tony North	+1.416.507.3204
Europe
London
Susan Fagg	+44.20.7176.8888
Asia
Tokyo
Seiichiro Uchi	+813.4550.8568
Beijing
Andrew Webb	+86.10.6560.2919
Sydney
Guy Maguire	+61.2.9255.9822
Mumbai
Koel Ghosh	+91.22.26598359
Middle East & North Africa
Dubai
Charbel Azzi	+971.4.3727100

Standard & Poor’s: S&P Factor Indices Methodology	12

Disclaimer

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Standard & Poor’s: S&P Factor Indices Methodology	13

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Standard & Poor’s: S&P Factor Indices Methodology	14

EXHIBIT B

FORM OF GLOBAL CERTIFICATE

CERTIFICATE OF BENEFICIAL INTEREST
-Evidencing-
All Units
-in-

FACTORSHARES 2X: OIL BULL/S&P500 BEAR

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE TRUST OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     This is to certify that CEDE & CO. is the owner and registered holder of this Certificate evidencing the ownership of all issued and outstanding Units (“Units”), each of which represents a fractional undivided unit of beneficial interest in FactorShares 2X: Oil Bull/S&P500 Bear (the “Trust”), established and designated as a series of a Delaware statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) pursuant to a Certificate of Trust, dated as of and filed in the offices of the Secretary of State of the State of Delaware on January 26, 2010, and an Amended and Restated Declaration of Trust and Trust Agreement, dated as of January 18, 2011 by and among Factor Capital Management, LLC, a Delaware limited liability company, as managing owner of the Trust (the “Managing Owner”), and Wilmington Trust Company, a Delaware banking corporation, as trustee (hereinafter called the “Trust Agreement”), copies of which are available at the principal offices of the Trust.

     At any given time this Certificate shall represent all common units of beneficial interest in the Trust, which shall be the total number of Units that are outstanding at such time. The Trust Agreement provides for the deposit of cash with the Trust from time to time and the issuance by the Trust of additional Creation Baskets representing the undivided units of beneficial interest in the assets of the Trust. At the request of the registered holder this Certificate may be exchanged for one or more Certificates issued to the registered holder in such denominations as the registered holder may request, provided, however, that, in the aggregate, the Certificates issued to the registered holder hereof shall represent all Units outstanding at any given time.

     Each Authorized Participant hereby grants and conveys all of its rights, title and interest in and to the Trust to the extent of the undivided interest represented hereby to the registered holder of this Certificate subject to and in pursuance of the Trust Agreement, all the terms, conditions and covenants of which are incorporated herein as if fully set forth at length.

     The registered holder of this Certificate is entitled at any time upon tender of this Certificate to the Trust, endorsed in blank or accompanied by all necessary instruments of assignment and transfer in proper form, at its principal office in the State of New York and, upon payment of any tax or other governmental charges, to receive at the time and in the manner provided in the Trust Agreement, such holder’s ratable portion of the assets of the Trust for each Redemption Basket tendered and evidenced by this Certificate.

     The holder of this Certificate, by virtue of the purchase and acceptance hereof, assents to and shall be bound by the terms of the Trust Agreement, copies of which are on file and available for inspection at reasonable times during business hours at the principal office of the Trust, to which reference is made for all the terms, conditions and covenants thereof.

     The Trust may deem and treat the person in whose name this Certificate is registered upon the books of the Trust as the owner hereof for all purposes and the Trust shall not be affected by any notice to the contrary.

     The Trust Agreement may be amended without Unitholders approval, and all Unitholders purchase Units with notice that it may be so amended except to the extent expressly required under Delaware or applicable U.S. federal law or rules or regulations of the Exchange. The Managing Owner may, without any Unitholder vote, amend or otherwise supplement the Trust Agreement by making an amendment, a trust instrument supplemental hereto or an amended and restated Trust Agreement; provided, that Unitholders shall have the right to vote, on a series by series basis, as applicable, on any amendment if expressly required under Delaware or U.S. federal law or rules or regulations under an Exchange, or submitted to them by the Managing Owner in its sole discretion; and provided, further, that no amendment affecting the rights or duties of the Trustee shall be binding upon or effective against the Trustee unless consented to by the Trustee in writing.

     The holder of this Certificate agrees and consents (the “Consent”) to look solely to the assets (the “Trust Assets”) of the Trust for payment in respect of any claim against or obligation of the Trust. The Trust Assets include only those funds and other assets that are paid, held or distributed to the Trust on account of and for the benefit of the Trust, including, without limitation, funds delivered to the Trust for the purchase of Units in the Trust.

     In furtherance of the Consent, the holder agrees that (i) any debts, liabilities, obligations, indebtedness, expenses and claims of any nature and of all kinds and descriptions (collectively, “Claims”) of the Trust incurred, contracted for or otherwise existing and (ii) the Units shall be subject to the following limitations:

     (a) (i) except as set forth below, the Claims and Units (collectively, the “Subordinated Claims and Units”) shall be expressly subordinate and junior in right of payment to any and all other claims against and Units in the Trust and any series thereof, pursuant to any contract; provided, however, that the holder’s Claims (if any) against and Units shall not be considered Subordinated Claims and Units with respect to enforcement against and distribution and repayment from the Trust and the Trust Assets; and provided further that (1) the holder’s valid Claims, if any, against the Trust shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Trust and (2) the holder’s Units shall be pari passu and equal in right of repayment and distribution with all other Units in the Trust; and (ii) the holder will not take, demand, or receive from any series or the Trust or any of their respective assets (other than the Trust and the Trust Assets) any payment for the Subordinated Claims and Units;

     (b) the Claims and Units of the holder shall only be asserted and enforceable against the Trust and the Trust Assets and such Claims and Units shall not be asserted or enforceable for any reason whatsoever against any other series, the Trust generally or any of their respective assets;

     (c) If the Claims of the holder against the Trust are secured in whole or in part, the holder hereby waives (under Section 1111(b) of the Bankruptcy Code (11 U.S.C. § 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any other series, as the case may be;

     (d) in furtherance of the foregoing, if and to the extent that the holder receives monies in connection with the Subordinated Claims and Units from a series or the Trust (or their respective assets), other than the Trust Assets, the holder shall be deemed to hold such monies in trust and shall promptly remit such monies to the series or the Trust that paid such amounts for distribution by the series or the Trust in accordance with the terms hereof; and

     (e) the foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, the Units represented by this Certificate are sold, transferred, redeemed or in any way disposed of and notwithstanding that the agreements in respect of such Claims and Units are terminated, rescinded or cancelled.

     The Trust Agreement, and this Certificate, is executed and delivered by Factor Capital Management, LLC, as Managing Owner, in the exercise of the powers and authority conferred and vested in it by the Trust Agreement. The representations, undertakings and agreements made on the part of the Trust in the Trust Agreement or the Trust in this Certificate are made and intended not as personal representations, undertakings and agreements by Factor Capital Management, LLC but are made and intended for the purpose of binding only the Trust. Nothing in the Trust Agreement or this Certificate shall be construed as creating any liability on Factor Capital Management, LLC, individually or personally, to fulfill any representation, undertaking or agreement other than as provided in the Trust Agreement or this Certificate.

     This Certificate shall not become valid or binding for any purpose until properly executed by the Managing Owner pursuant to the Trust Agreement.

     Terms not defined herein have the same meaning as in the Trust Agreement.

     IN WITNESS WHEREOF, Factor Capital Management, LLC, as Managing Owner, has caused this Certificate to be executed in its name by the manual or facsimile signature of one of its Authorized Officers.

FactorShares 2X: Oil Bull/S&P500 Bear

By:	Factor Capital Management, LLC, as
Managing Owner

By:

Authorized Officer
Date: ___________________,___

EXHIBIT C

FORM OF PARTICIPANT AGREEMENT

See Exhibit 4.2 to this Registration Statement.

EXHIBIT D

FORM OF INITIAL PURCHASER AGREEMENT

See Exhibit 1.1 to this Registration Statement.

SCHEDULE A
CERTIFICATE OF TRUST AND CERTIFICATES OF AMENDMENT TO
CERTIFICATE OF TRUST

State of Delaware Secretary of State Division of Corporations Delivered 11:34 AM 01/26/2010 FILED 11:34 AM 01/26/2010 SRV 100071984 - 4781147 FILE

CERTIFICATE OF TRUST
OF
FACTORSHARES S&P GSCI 2X CRUDE OIL PREMIUM

     THIS CERTIFICATE OF TRUST of FACTORSHARES S&P GSCI 2X CRUDE OIL PREMIUM (the “Trust”) is being duly executed and filed on behalf of the Trust by the undersigned, as trustee, to form a statutory trust under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

     1. Name. The name of the statutory trust formed hereby is “FactorShares S&P GSCI 2x Crude Oil Premium”.

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, 1100 North Market Street, Wilmington, DE 19890.

     3. Separate Series. Pursuant to Section 3806(b)(2) of the Act, the Trust will issue one or more series of beneficial interests having the rights and preferences specified in the governing instrument of the Trust, as it may be amended from time to time (each a “Series”).

     4. Notice of Limitation of Liability of Each Series. Pursuant to Section 3804(a) of the Act, the liabilities of each Series shall be limited such that (a) the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to a particular Series shall be enforceable against the assets of that particular Series only, and not against the assets of the Trust generally, or the assets of any other Series and (b) none of the debts, liabilities, obligations, and expenses incurred, contracted for, or otherwise existing with respect to the Trust generally and any other Series shall be enforceable against the assets of the particular Series.

     5. Effective Date. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee of the Trust.

By:	/s/ Joseph B. Feil

Name:	Joseph B. Feil
Title:	Vice President

SCH-A-1

State of Delaware Secretary of State Division of Corporations Delivered 05:00 PM 02/26/2010 FILED 05:00 PM 02/26/2010 SRV 100221750 - 4781147 FILE

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF TRUST
OF
FACTORSHARES S&P GSCI 2X CRUDE OIL PREMIUM

     THIS Certificate of Amendment of FactorShares S&P GSCI 2x Crude Oil Premium (the “Trust”), is being duly executed and filed by the undersigned trustee to amend the certificate of trust of a statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

     1. Name. The name of the statutory trust amended hereby is FactorShares S&P GSCI 2x Crude Oil Premium.

     2. Amendment of Trust. The Certificate of Trust of the Trust is hereby amended by changing the name of the Trust to FactorShares S&P Crude Oil Premium.

     3. Effective Date. This Certificate of Amendment shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Amendment in accordance with Section 3811 of the Act.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee.

By:	/s/ Patrick J. Healy

Name:	Patrick J. Healy
Title:	Vice President

SCH-A-2

State of Delaware Secretary of State Division of Corporations Delivered 02:20 PM 09/27/2010 FILED 02:20 PM 09/27/2010 SRV 100943697 - 4781147 FILE

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF TRUST
OF
FACTORSHARES S&P CRUDE OIL PREMIUM

     THIS Certificate of Amendment of FactorShares S&P Crude Oil Premium (the “Trust”), is being duly executed and filed by the undersigned trustee to amend the certificate of trust of a statutory trust formed under the Delaware Statutory Trust Act (12 Del. C. § 3801 et seq.) (the “Act”).

     1. Name. The name of the statutory trust amended hereby is FactorShares S&P Crude Oil Premium.

     2. Amendment of Trust. The Certificate of Trust of the Trust is hereby amended by changing the name of the Trust to FactorShares 2X: Oil Bull/S&P500 Bear.

     3. Effective Date. This Certificate of Amendment shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned trustee of the Trust has executed this Certificate of Amendment in accordance with Section 3811 of the Act.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee.

By:	/s/ Joseph B. Feil

Name:	Joseph B. Feil
Title:	Vice President

SCH-A-3